                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                       BANCORP HAWAII, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                              130 MERCHANT STREET
                             HONOLULU, HAWAII 96813

                                                                   March 7, 1996

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Bancorp Hawaii, Inc. to be held at 8:30 a.m. on Friday, April 26, 1996, on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii.

    The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the meeting. In addition to consideration of these matters, a report to shareholders on the affairs of the Company will be given and shareholders will have the opportunity to discuss matters of interest concerning the Company.

    Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. In the event that you are unable to attend the meeting, your shares may still be voted if you complete, sign, and return the enclosed Proxy Card. Please complete the Proxy Card and mail it promptly in the enclosed postage-paid return envelope to insure that your shares are voted in the manner you desire. If you wish to do so, your proxy may be revoked at any time prior to its use.

    On behalf of the Board of Directors, thank you for your cooperation and support.

                                          Sincerely,

                                                  [SIGNATURE]
                                          LAWRENCE M. JOHNSON
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 1996

To Our Shareholders:

    Notice is hereby given that the Annual Meeting of Shareholders of Bancorp Hawaii, Inc. ("Bancorp") will be held on Friday, April 26, 1996, at 8:30 a.m. on the sixth floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

        1. To elect four Class I Directors for terms expiring in 1999 and a successor to fill the unexpired term of a retiring Class III Director.

        2.  To elect an Auditor.

        3. To approve the Bancorp Hawaii, Inc. Director Stock Compensation Program.

        4. To transact any other business that may be properly brought before the meeting.

    Only owners of record of Bancorp Hawaii, Inc. common stock at the close of business February 20, 1996 are entitled to attend the meeting and vote on the business brought before it.

    You are urged to attend the meeting in person. However, in the event that you are unable to attend the meeting, your shares may still be voted if you fill in, sign, and return the enclosed Proxy Card in the attached postage prepaid envelope. The Proxy Statement, to which your attention is now invited, is intended to provide certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

    Please complete the Proxy Card and mail it promptly in the enclosed postage-paid envelope to insure that your shares are voted in the manner you desire. If you wish to do so, your proxy may be revoked at any time prior to its use.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                 [SIGNATURE]

                                          CORI C. WESTON
                                          Vice President and Secretary
                                          Bancorp Hawaii, Inc.

Honolulu, Hawaii
Dated: March 7, 1996
                                   IMPORTANT
           PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY
       AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL SAVE
              BANCORP THE EXPENSE OF A SUPPLEMENTARY SOLICITATION.
                         THANK YOU FOR ACTING PROMPTLY.

                              BANCORP HAWAII, INC.
                              130 MERCHANT STREET
                             HONOLULU, HAWAII 96813

                                PROXY STATEMENT
          FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 1996
                   (Approximate Mailing Date: March 7, 1996)

    The accompanying proxy is solicited by order of the Board of Directors of Bancorp Hawaii, Inc. ("Bancorp"). Any proxy submitted as a result of this solicitation may be revoked by the shareholder by giving notice of revocation to Bancorp in writing or in person at any time prior to its use. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

    The expense of this mail solicitation will be paid by Bancorp. In addition to using the mails, proxies may be solicited by officers, directors, and regular employees of Bancorp or its subsidiaries, in person, or by telephone, telefax or telegram without additional compensation for such services. Bancorp will also request brokers or nominees who hold Bancorp's common stock in their names to forward proxy material at Bancorp's expense to the beneficial owners of such stock. Bancorp has retained D.F. King & Co., Inc., a firm of professional proxy solicitors, to aid in the solicitation of such proxies at an estimated fee of $8,000 plus reimbursement of out-of-pocket expenses.

        VOTING SECURITIES, VOTES REQUIRED, AND PRINCIPAL HOLDERS THEREOF

    As of February 20, 1996 (the "record date"), Bancorp had outstanding 41,215,745 shares of common stock. If holders of more than 50% of those shares are represented at the meeting, either in person or by proxy, a quorum will exist for conducting business. Each share of common stock is entitled to one vote; cumulative voting is not permitted under the By-Laws of Bancorp. Approval of the Bancorp Hawaii, Inc. Director Stock Compensation Program requires the affirmative vote of a majority of the outstanding stock. All other matters that will be submitted to the shareholders at the meeting will require an affirmative vote of a majority of shares present in order to be valid and binding. Under Hawaii law and Bancorp's Restated Articles of Incorporation and By-Laws, abstentions and broker non-votes are not voted in favor of or against any matter that may come before the Annual Meeting. Such abstentions and broker non-votes will, however, have the effect of a negative vote if an item requires the approval of a specified percentage of all issued and outstanding shares of Bancorp's common stock.

    At the close of business on December 31, 1995, Bancorp had 41,340,817 shares of common stock outstanding. Two corporations were known to Bancorp to own beneficially 5% or more of Bancorp's common stock. Information about such ownership is set forth in the following table:

                               NAMES AND ADDRESSES OF              AMOUNT AND NATURE OF     PERCENT
 TITLE OF CLASS                  BENEFICIAL OWNERS                 BENEFICIAL OWNERSHIP    OF CLASS
-----------------  ----------------------------------------------  --------------------  -------------
Common Stock       State Farm Mutual Automobile Insurance               2,811,556(1)            6.8%
                     Company and its related entities
                   One State Farm Plaza
                   Bloomington, Illinois 61701
Common Stock       Ruane, Cunniff & Co., Inc.                           2,257,562(1)            5.5%
                   767 Fifth Avenue, Suite 4701
                   New York, NY 10153-4798

---------
(1) State Farm Mutual Automobile Insurance Company and its related entities have sole voting and dispositive power over the 2,811,556 shares.

    Ruane, Cunniff & Co., Inc., may be deemed beneficial owner of 2,257,562 shares, has sole voting power over 1,952,600 shares, sole dispositive power over 691,262 and shared dispositive power over 1,566,300.

                             ELECTION OF DIRECTORS

    The Restated Articles of Incorporation of Bancorp provide that the Board of Directors shall consist of not less than 3 nor more than 15 persons who shall be elected for such terms as may be prescribed in the By-Laws of Bancorp. The By-Laws of Bancorp provide for a Board of Directors consisting of 12 persons divided into 3 classes, with the terms of office of one class expiring each year. Directors to succeed the class of directors whose terms expire will be elected for terms of 3 years at Bancorp's annual meetings.

    Listed below are the four persons who have been nominated as Class I directors to serve 3-year terms to expire in 1999, and the person who has been nominated as a Class III director to fill the unexpired term of a Class III director who has reached mandatory retirement age. All of the nominees, except Stanley S. Takahashi and Thomas C. Leppert, are currently serving as directors of Bancorp. Mr. Takahashi has been nominated as a Class III director to succeed Charles R. Wichman, who has reached mandatory retirement age. Mr. Leppert has been nominated as a Class I director. Should any of these nominees become unable to serve, an event which is not anticipated by Bancorp, the proxies, except those from shareholders who have given instructions to withhold voting for the following nominees, will be voted for such other persons as management may nominate. Certain information concerning each of the nominees, and each of the continuing directors, is set forth after his/her name. Each nominee or director continuing in office is also currently a director of Bank of Hawaii (the "Bank"), Bancorp's major subsidiary.

       NOMINEES FOR ELECTION AS CLASS I DIRECTORS -- TERMS EXPIRE IN 1999

                                                                                                 SHARES OF BANCORP
    NAME, AGE, AND                                                              OTHER              COMMON STOCK
  YEAR FIRST ELECTED               PRINCIPAL OCCUPATION(S)                  DIRECTORSHIPS           OWNED AS OF
      AS DIRECTOR                    DURING PAST 5 YEARS                         HELD            DECEMBER 31, 1995
-----------------------  --------------------------------------------  ------------------------  -----------------
Peter D. Baldwin;        President of Baldwin Pacific Corporation      Maui Land & Pineapple            1,337(1)
  58; 1991                 (diversified foods distribution, milk and     Co., Inc.
                           juice processing/packaging company, and
                           orchard farming in California) since 1965;
                           President, Baldwin Pacific Properties,
                           Inc. (real estate development company)
                           since 1988; Director and Chief Executive
                           Officer of Orchards Hawaii, Inc. (fruit
                           juice marketing) since 1986.
Richard J. Dahl;         President of Bancorp and the Bank, since      Various subsidiaries and       168,591(2)
  44; 1995                 August 1994 and Chief Operating Officer of    affiliates of Bancorp.
                           the Bank since August 1995; Executive Vice
                           President and Chief Financial Officer of
                           Bancorp April 1987 to January 1994; Vice
                           Chairman of the Bank December 1989 to July
                           1994.
Thomas C. Leppert;       President and Chief Executive Officer,        Castle & Cooke, Inc.               750(3)
  41                       Castle & Cooke Properties, Inc. since
                           1989; President of Residential Operations
                           and Hawaii Commercial Operations, Castle &
                           Cooke, Inc. (commercial and residential
                           development) since 1995.

                                                                                                 SHARES OF BANCORP
    NAME, AGE, AND                                                              OTHER              COMMON STOCK
  YEAR FIRST ELECTED               PRINCIPAL OCCUPATION(S)                  DIRECTORSHIPS           OWNED AS OF
      AS DIRECTOR                    DURING PAST 5 YEARS                         HELD            DECEMBER 31, 1995
-----------------------  --------------------------------------------  ------------------------  -----------------
*K. Tim Yee;             President, Queen's International Corporation  Various subsidiaries and         4,598(4)
  69; 1984                 since April 1993; President, The Queen        affiliates of Bancorp.
                           Emma Foundation (engaged in healthcare
                           alliances and partnerships with other
                           healthcare companies) May 1988 to March
                           1993.

*K. Tim Yee's term of office will expire on the day of the annual meeting of stockholders to be held in 1997, as he will have reached mandatory retirement age. His successor will be elected by the stockholders at the annual meeting in 1997 to serve for the remainder of the Class I director's term expiring in 1999.

       NOMINEE FOR ELECTION AS CLASS III DIRECTOR -- TERM EXPIRES IN 1998

                                                                                                 SHARES OF BANCORP
    NAME, AGE, AND                                                              OTHER               COMMON STOCK
  YEAR FIRST ELECTED                PRINCIPAL OCCUPATION(S)                 DIRECTORSHIPS           OWNED AS OF
      AS DIRECTOR                     DURING PAST 5 YEARS                        HELD            DECEMBER 31, 1995
-----------------------  ---------------------------------------------  ----------------------  --------------------
Stanley S. Takahashi;    Executive Vice President & Chief Operating     Various subsidiaries              750(5)
  63                       Officer, Kyo-Ya Company, Ltd. since 1989;      and affiliates of
                           Secretary/Treasurer since 1994 and Director    Bancorp.
                           of United Laundry Service, Inc. since 1992;
                           President and Director of Kyo-Ya Insurance
                           Services Inc. since 1994; Director of
                           Kokusai Kogyo Company, Ltd. since 1992
                           (diversified ownership of hotels and
                           resorts in Hawaii, California, Florida and
                           Australia).

    The foregoing persons will be nominated for election as Class I and Class III directors, as indicated above. The shares represented by the proxy cards returned will be voted FOR the election of these nominees unless you specify otherwise.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

    A shareholder may nominate a particular individual to serve as a director, provided notice of such nomination together with the written consent of such individual to serve as a director is given at least 14 days prior to the annual meeting. The notice of nomination must be made in writing, delivered or mailed by first class mail to the Secretary of Bancorp, and must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of the nominee, and (iii) the number of shares of Bancorp stock beneficially owned by the nominee.

                         DIRECTORS CONTINUING IN OFFICE
                  CLASS III DIRECTORS -- TERMS EXPIRE IN 1998

                                                                                                SHARES OF BANCORP
       NAME, AGE, AND                                                           OTHER             COMMON STOCK
     YEAR FIRST ELECTED               PRINCIPAL OCCUPATION(S)               DIRECTORSHIPS          OWNED AS OF
        AS DIRECTOR                     DURING PAST 5 YEARS                      HELD           DECEMBER 31, 1995
----------------------------  ----------------------------------------  ----------------------  -----------------
Mary G. F. Bitterman;         President and Chief Executive Officer,    Various subsidiaries           6,116(6)
  51; 1994                      KQED, Inc. (public broadcasting         and affiliates of
                                center) since November 1993;            Bancorp.
                                Consultant (telecommunications,         McKesson Corp.
                                investments and Asian-Pacific affairs)
                                November 1988 to October 1993.
Herbert M. Richards, Jr.;     President and Manager, Kahua Ranch, Ltd.  Various subsidiaries           3,661(7)
  66; 1994                      (cattle and sheep ranching and            and affiliates of
                                diversified agricultural business)        Bancorp.
                                since December 1953.
H. Howard Stephenson;         Retired; Chairman and Chief Executive     Various subsidiaries         282,264(8)
  66; 1980                      Officer of Bancorp and Bank March 1989    and affiliates of
                                to July 1994; President of Bancorp and    Bancorp.
                                Bank August 1980 to February 1989.

                         DIRECTORS CONTINUING IN OFFICE
                   CLASS II DIRECTORS -- TERMS EXPIRE IN 1997

                                                                                                 SHARES OF BANCORP
     NAME, AGE, AND                                                            OTHER               COMMON STOCK
   YEAR FIRST ELECTED              PRINCIPAL OCCUPATION(S)                 DIRECTORSHIPS            OWNED AS OF
       AS DIRECTOR                   DURING PAST 5 YEARS                        HELD             DECEMBER 31, 1995
-------------------------  ----------------------------------------  --------------------------  -----------------
David A. Heenan;           Trustee, The Estate of James Campbell     Aloha Airgroup, Inc.;           1,545(9)
  56; 1993                   since January 1, 1995; Chairman,        Aloha Airlines, Inc.;
                             President and Chief Executive Officer   C. Brewer Homes, Inc.;
                             of Theo H. Davies & Co., Ltd. (the      Pico Products, Inc.;
                             North American subsidiary of Hong       Bank of Hawaii
                             Kong-based Jardine Matheson Holdings    International, Inc., a
                             Ltd., a diversified multi-national      subsidiary of Bank of
                             corporation) July 1982 to December 31,  Hawaii.
                             1994.

                                                                                                 SHARES OF BANCORP
     NAME, AGE, AND                                                            OTHER               COMMON STOCK
   YEAR FIRST ELECTED              PRINCIPAL OCCUPATION(S)                 DIRECTORSHIPS            OWNED AS OF
       AS DIRECTOR                   DURING PAST 5 YEARS                        HELD             DECEMBER 31, 1995
-------------------------  ----------------------------------------  --------------------------  -----------------
Stuart T. K. Ho;           Chairman of the Board and President,      Aloha Airgroup, Inc.;          16,357(10)
  60; 1987                   Capital Investment of Hawaii, Inc.      Aloha Airlines, Inc.;
                             (diversified real estate development    Bishop Insurance of
                             and management company) since January   Hawaii, Inc.;
                             1982; Chairman, Gannett Pacific Corp.   Capital Investment of
                             (newspaper publishing company) since    Hawaii, Inc.;
                             1987.                                   Gannett Co., Inc.;
                                                                     College Retirement
                                                                     Equities Fund;
                                                                     Various subsidiaries
                                                                     and affiliates of
                                                                     Bancorp.
Lawrence M. Johnson;       Chairman and Chief Executive Officer of   Various subsidiaries and      330,190(11)(12)
  55; 1989                   Bancorp and Bank since August 1994;       affiliates of Bancorp.
                             President of Bancorp and Bank March
                             1989 to July 1994; Executive Vice
                             President of Bancorp August 1980 to
                             February 1989.
Fred E. Trotter;           President of F. E. Trotter, Inc. since    Longs Drug Stores;              2,692(13)
  65; 1978                   January 1970.                           Maui Land &
                                                                     Pineapple Co., Inc.;
                                                                     Bancorp Leasing of
                                                                     Hawaii Inc., a
                                                                     subsidiary of Bank
                                                                     of Hawaii.

---------
 (1) Shares owned by Baldwin Pacific Corporation, of which Mr. Baldwin is President, Director, and owner of all of the outstanding shares of stock.

 (2) Includes 19,494 shares owned jointly with spouse, 22,033 shares held in trust for spouse, 1,389 shares owned by son Steven, 1,389 shares owned by daughter Sarah, 1,335 shares owned by daughter Jane, 1,466 shares held in trust for Mr. Dahl under the Bank of Hawaii Profit Sharing Plan, and 121,485 shares that Mr. Dahl has the right to acquire within 60 days through the exercise of stock options.

 (3) Includes 750 shares owned jointly with spouse in trust.

 (4) Includes 225 shares owned by self in an individual retirement account, 337 shares owned by spouse in an individual retirement account, 200 shares owned by son Kevin in an individual retirement account, 200 shares owned by daughter Lauren in an individual retirement account, and 3,636 shares held in trust for family. Mr. Yee disclaims beneficial ownership, investment and voting power over the shares held in trust for family.

 (5) Includes 750 shares owned jointly with spouse.

 (6) Includes 1,705 shares owned jointly with spouse, 932 shares owned by self, 500 shares owned by self in an individual retirement account, 932 shares owned by spouse, 1,000 shares owned by spouse in an individual retirement account, and 1,047 shares owned by spouse as custodian for daughter, Sarah.

 (7) Includes 2,103 shares owned by Kahua Ranch, Ltd., of which Mr. Richards is President and Manager and beneficiary of trust, and 1,558 shares owned by self.

 (8) Includes 144,124 shares owned jointly with spouse, 56,254 shares owned by self, and 81,886 shares that Mr. Stephenson has the right to acquire within 60 days through the exercise of stock options.

 (9) Includes 1,385 shares owned by self and 160 shares held in trust for Mr. Heenan.

(10) Includes 370 shares owned by self in an individual retirement account, 562 shares owned by spouse in an individual retirement account and, indirectly, 15,425 shares as co-trustee for the Chinn Ho Trust under Trust Agreement dated February 6, 1987.

(11) Includes 19,293 shares held in trust for Mr. Johnson under the Bank of Hawaii Profit Sharing Plan, and 145,219 shares that Mr. Johnson has the right to acquire within 60 days through the exercise of stock options, and 117,416 owned by self.

(12) Includes 48,262 shares owned by the Bancorp Hawaii Charitable Foundation (the "Foundation"). The Board of Directors of the Foundation, which consists of the Bank's directors, has appointed Mr. Johnson as President of the Foundation. Mr. Johnson, as President, has the authority to direct the disposition and to vote and execute proxies of such shares on behalf of the Foundation. Because Mr. Johnson possesses shared voting and investment power with respect to such shares, he may be deemed to have incidents of beneficial ownership thereof for certain purposes within the meaning of the applicable regulations of the Securities and Exchange Commission. If the total number of shares beneficially owned by Mr. Johnson included such shares held in trust for the Foundation, the percentage of shares of common stock owned by Mr. Johnson would be 0.77%. Mr. Johnson has advised Bancorp that he disclaims beneficial ownership of such shares of Bancorp's common stock.

(13) Includes 967 shares owned by the F. E. Trotter, Inc. Pension Plan, of which Mr. Trotter is the sole participant, 21 shares owned by daughter Brooke, and 1,704 shares owned by self.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows as of December 31, 1995, the number of shares of common stock of Bancorp beneficially owned by all named executive officers of Bancorp, individually, and all directors, executive officers and nominees as a group. Chairman and Chief Executive Officer Johnson and President and Chief Operating Officer Dahl are omitted from this table since such information is provided for Mr. Johnson as a director continuing in office on page 5 and Mr. Dahl as a director nominee on page 2.

                                                                                               NUMBER OF SHARES
         NAME, AND AGE OF                  CURRENT POSITION AND BUSINESS EXPERIENCE           BENEFICIALLY OWNED
            INDIVIDUAL                            DURING THE PAST FIVE YEARS                         (A)
----------------------------------  -------------------------------------------------------  --------------------
*Thomas J. Kappock;                 Executive Vice President of Bancorp April 1987 to June          21,058(b)
  51                                  1995 and Vice Chairman of the Bank December 1989 to
                                      June 1995.
Alton T. Kuioka;                    Executive Vice President of Bancorp since October 1994,         86,556(c)
  52                                  Vice Chairman of the Bank since June 1994, and Chief
                                      Lending Officer of the Bank since August 1995;
                                      Executive Vice President of the Bank from November
                                      1991 to May 1994; Senior Vice President from October
                                      1988 to October 1991.
David A. Houle;                     Senior Vice President, Treasurer and Chief Financial            17,208(d)
  48                                  Officer of Bancorp since December 1992 and Executive
                                      Vice President and Chief Financial Officer of the
                                      Bank since February 1994; Senior Vice President and
                                      Investment Manager at Comerica Incorporated from
                                      January 1985 to September 1992.

                                                                                               NUMBER OF SHARES
         NAME, AND AGE OF                  CURRENT POSITION AND BUSINESS EXPERIENCE           BENEFICIALLY OWNED
            INDIVIDUAL                            DURING THE PAST FIVE YEARS                         (A)
----------------------------------  -------------------------------------------------------  --------------------
Denis K. Isono;                     Vice President and Controller of Bancorp since 1988;            17,285(e)
  44                                  Senior Vice President of the Bank since 1993, and
                                      Controller of the Bank since 1986.
Directors, nominees and executive                                                                  960,958(f)
  officers as a group (16 persons)

---------
 * Mr. Kappock, Executive Vice President of Bancorp and Vice Chairman of the Bank, retired effective June 30, 1995.

(a) Each of the above named executive officers beneficially owns less than 1% of the outstanding shares of common stock of Bancorp.

(b) Includes 3,572 shares held in trust for Mr. Kappock under the Bank of Hawaii Profit Sharing Plan, and 17,486 shares owned by self.

(c) Includes 8,120 shares held in trust for Mr. Kuioka under the Bank of Hawaii Profit Sharing Plan, 14,118 shares owned by self and 64,318 shares that Mr. Kuioka has the right to acquire within 60 days through the exercise of stock options.

(d) Includes 408 shares held in trust for Mr. Houle under the Bank of Hawaii Profit Sharing Plan, 200 shares owned jointly with spouse, 100 shares owned by spouse in an individual retirement account, and 16,500 shares that Mr. Houle has the right to acquire within 60 days through the exercise of stock options.

(e) Includes 13,675 shares that Mr. Isono has the right to acquire within 60 days through the exercise of stock options, 1,498 shares held in trust for Mr. Isono under the Bank of Hawaii Profit Sharing Plan, 2000 shares owned jointly with spouse, 54 shares owned by spouse as custodian for son Tyler and 58 shares owned by spouse as custodian for son Travis.

(f) Includes 48,262 shares owned by the Bancorp Hawaii Charitable Foundation (the "Foundation"), of which Mr. Johnson is President, as mentioned in footnote (12) on page 6, 361,197 shares that may be acquired by executive officers within 60 days through the exercise of stock options, and 34,357 shares held in trust under the Bank of Hawaii Profit Sharing Plan pursuant to elections by executive officers. If all such shares are included, all directors and executive officers of Bancorp as a group owned 2.32% of Bancorp's common stock on December 31, 1995 and no one director or executive officer owned more than 1% of such stock.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Bancorp's directors and executive officers and persons who own more than ten percent of Bancorp's common stock to report their ownership and changes in their ownership of Bancorp's common stock to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established by the Securities and Exchange Commission and Bancorp is required to report in this proxy statement any failure of its directors and executive (and certain other) officers to file by these dates.

    To Bancorp's knowledge, based solely on review of the copies of such reports received by Bancorp and the written representations of its directors and officers, Bancorp believes that all such filing requirements were satisfied by its directors and officers for 1995, except that 2 reports covering 3 transactions in 1994 (grant of stock option and expiration of two stock options for no value), were inadvertently filed late by Director H. Howard Stephenson. A Form 5 was filed immediately upon discovery of the omissions.

                      DUTIES AND COMPENSATION OF DIRECTORS

    Bancorp's Board of Directors met a total of 7 times during 1995. Each of the directors attended 75% or more of the aggregate total number of meetings of the Board of Directors and the total number of meetings held by the committees on which he or she served in 1995.

    With the exception of Mr. Johnson and Mr. Dahl, who are not compensated for serving on the Board of Directors, each director was paid an annual retainer of $8,000, plus $750 for each regular Board meeting attended.

    The Board of Directors has 4 committees -- Audit Committee, Compensation and Management Development Committee, Executive Committee, and Nominating Committee. Directors who are not employees of Bancorp or any of its subsidiaries serving as members of the Audit Committee, Compensation Committee, and Executive Committee receive $600 for each meeting attended. The chairman and vice chairman of the Audit Committee also receive an annual retainer of $3,000 and $2,500 respectively.

    Bancorp maintains a Directors' Deferred Compensation Plan ("Plan") under which each director may elect to defer all of his annual retainer and meeting fees or all of his annual retainer. Under the Plan the rate of interest paid on the deferred amounts is the average cost of interest bearing deposits of the prior year, compounded and credited quarterly. The rate of interest paid on the deferred amounts for the year 1995 was 3.62%. Distribution of the deferred amounts will commence as of the first day of the first calendar month after the participating director ceases to be a director of Bancorp. Distribution will be made in a lump sum or in approximately equal annual installments over such period of years (not exceeding 10 years) as the director elects. The Plan was amended December 13, 1995, effective January 1, 1996, to permit investment of the deferred amounts into Pacific Capital Funds. The deferred amounts will no longer be credited with interest but will be valued based on the underlying investment in the Pacific Capital Funds.

AUDIT COMMITTEE

    The Audit Committee, composed of Stuart T. K. Ho (Chairman), Mary G. F. Bitterman (Vice-Chairman), David A. Heenan, Robert Wo, Jr., and K. Tim Yee, met 3 times during 1995. The primary functions of this Committee are to review Bancorp's filings with the Securities and Exchange Commission, review tax matters of consequence to Bancorp and its subsidiaries, review the internal financial controls of Bancorp and its subsidiaries, review the scope of auditing activity and reports prepared by Bancorp's independent and internal auditors and regulatory agencies, and report the results to the Board of Directors. The Committee also annually reviews the audit services provided by the independent auditors and makes recommendations to the Board of Directors with respect to the nomination of independent auditors for Bancorp.

COMPENSATION COMMITTEE

    The Compensation Committee, composed of  Fred E. Trotter (Chairman),  Stuart
T. K. Ho, and Charles R. Wichman, met 4 times during 1995. The functions of this Committee are to review, approve, and report to the Board of Directors, the compensation arrangements and plans for senior management of Bancorp and its subsidiaries. No member of the Compensation Committee may be an executive officer of Bancorp and no executive officer of Bancorp may be a member of the parallel committee of a corporation of which any of Bancorp's outside directors is an officer or director. No executive officer of Bancorp is a director of another entity having an executive officer who is a member of the Compensation Committee.

EXECUTIVE COMMITTEE

    The Executive Committee, which did not meet during 1995, is composed of H. Howard Stephenson (Chairman), Lawrence M. Johnson, Richard J. Dahl, Stuart T. K. Ho, Charles R. Wichman, and two other non-employee directors (currently David A. Heenan and Mary G. F. Bitterman) who serve for six-month rotating terms. This Committee is authorized to exercise certain powers of the Board of Directors, which are delegated by resolution, during intervals between the meetings of the Board of Directors when time is of the essence.

NOMINATING COMMITTEE

    The Nominating Committee, composed of Fred E. Trotter (Chairman), Peter D. Baldwin, Mary G. F. Bitterman, David A. Heenan, Stuart T. K. Ho, Herbert M. Richards, Jr., Charles R. Wichman, and K. Tim Yee, did not meet during 1995. The Nominating Committee did meet in January 1996. The functions of this Committee include the authority to consider and recommend to the Board of Directors nominees to fill Board vacancies. In addition to the nomination procedure discussed on page 3, this Committee will consider recommendations by shareholders for nominees for election to the Board, if such recommendations are received in writing, prior to the first day in January preceding the next Annual Meeting, addressed to Bancorp's Nominating Committee in care of the Corporate Secretary, Bancorp Hawaii, Inc., 130 Merchant Street, Honolulu, Hawaii 96813.

                             EXECUTIVE COMPENSATION

    The following table sets forth for the fiscal years ending December 31, 1995, 1994, and 1993, information with respect to compensation paid by Bancorp to the Chief Executive Officer, Bancorp's other executive officers, and one individual who retired as an executive officer during 1995 (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM COMPENSATION
                                                                                                            PAYOUTS
                                   ANNUAL COMPENSATION                                       AWARDS       -----------
-----------------------------------------------------------------------------------------   ---------      LONG TERM
                                                                             OTHER ANNUAL   OPTIONS/       INCENTIVE     ALL OTHER
                                                                   BONUS     COMPENSATION     SARS          PAYOUTS     COMPENSATION
       NAME AND PRINCIPAL POSITION (1)         YEAR  SALARY ($)    ($)(2)       ($)(3)       (#)(4)         ($)(5)         ($)(6)
---------------------------------------------  ----  ----------   --------   ------------   ---------     -----------   ------------
Lawrence M. Johnson..........................  1995  $ 575,004     488,753       --           65,000               0         40,493
  Chairman of the Board and                    1994    485,233     145,000       --           12,500               0         32,533
  Chief Executive Officer                      1993    411,685     191,603       --           20,000         276,394         38,834
Richard J. Dahl..............................  1995  $ 375,000     255,000       --           50,000               0         26,440
  President and Chief                          1994    306,112     100,000       --           10,000               0         20,555
  Operating Officer                            1993    251,160     116,890       --           12,500         168,621         23,691
Alton T. Kuioka..............................  1995  $ 226,257     153,855       --           27,000               0         15,988
  Executive Vice President and                 1994    172,287      60,000       --            7,500               0         11,606
  Chief Lending Officer
Thomas J. Kappock............................  1995  $ 140,004      94,352       --            7,000               0        219,752
  Retired Executive Vice President             1994    264,447      80,000       --            7,500               0         17,769
                                               1993    251,160     116,890       --           12,500         168,621         23,691
David A. Houle...............................  1995  $ 168,639      80,319       --           11,500               0         11,940
  Senior Vice President, Treasurer             1994    149,420      40,000       --            7,500               0         10,075
  and Chief Financial Officer                  1993    125,004      43,633       --            2,500               0            986
Denis K. Isono...............................  1995  $ 106,710      38,824       --            5,000               0          7,562
  Vice President and Controller                1994     96,123      20,000       --            1,250               0          6,481
                                               1993     88,824       2,002       --            3,293               0          8,425

---------
(1) Mr. Johnson has been Chairman of the Board and Chief Executive Officer since August 1, 1994. Mr. Dahl has been President since August 1, 1994 and Chief Operating Officer since August 1995. Mr. Kuioka has been Executive Vice President since October 26, 1994 and Chief Lending Officer since August 1995. Accordingly, information is not presented for Mr. Kuioka prior to 1994. Mr. Kappock, Executive Vice President, retired from Bancorp Hawaii, Inc. effective June 30, 1995.

(2) "Bonus" consists of cash awards under Bancorp's One-Year Incentive Plans for the years 1993 and 1995. In 1994 a special cash bonus was awarded to all of the named executive officers. The material terms of the One-Year Incentive Plans are described in the Compensation Committee's Report in the section entitled "One-Year Incentive Plans" on page 16.

(3) Perquisites did not exceed $50,000 or 10% of the total of annual salary and bonus reported for any named executive officer for 1995.

(4) Each stock option was in tandem with a stock appreciation right ("SAR"). A SAR entitles the optionee, in lieu of exercising the stock option, to receive cash equal to the excess of the value of one share over the option price times the number of shares as to which the option is exercised. There were no restricted stock awards to the named executive officers of Bancorp for the years 1993, 1994, or 1995. All stock option awards were granted with an exercise price that is equal to the fair market value of Bancorp's common stock on the date of grant. The number and exercise price of the stock options awarded to the named executive officers were not adjusted or amended for the years 1993, 1994 and 1995, except for the adjustment for the 50% stock dividend paid on March 15, 1994, as required by the Stock Option Plans. Stock options granted prior to March 16, 1994 have been adjusted for the 50% stock dividend paid by Bancorp.

(5) Represents amounts paid under Bancorp's Sustained Profit Growth Plan. There were no amounts paid under this plan for the three-year incentive period January 1, 1992 through December 31, 1994 or January 1, 1993 through December 31, 1995. See section entitled "Sustained Profit Growth Plan" on page 17.

(6) This column includes allocations for 1995 under the Bank of Hawaii Profit Sharing Plan (the "Profit Sharing Plan") and the Bank of Hawaii Profit Sharing Excess Plan (the "Excess Profit Sharing Plan"). The Profit Sharing Plan is a tax-qualified, defined contribution plan with features meeting the requirements of Section 401(k) of the Internal Revenue Code. The Internal Revenue Code limits the annual amounts that any participant may be allocated under the Profit Sharing Plan. The Excess Profit Sharing Plan, which was adopted effective as of January 1, 1992, establishes an account on the books of Bancorp or a subsidiary to which is credited the amount of any reduction in a participant's allocation under the Profit Sharing Plan. The amounts so allocated under the Excess Profit Sharing Plan will be paid from the general assets of Bancorp or a subsidiary at the same time the participant receives a distribution of his accounts in the Profit Sharing Plan. The freezing of the Retirement Plan as of December 31, 1995 allowed qualified early retirees to elect a lump sum distribution which Mr. Kappock elected to receive in the amount of $209,869.

    For 1995 the named executive officers received the following allocations under the Profit Sharing Plan and Excess Profit Sharing Plan:

                                                         PROFIT SHARING     EXCESS PROFIT
                                                              PLAN             SHARING
NAME                                                       ALLOCATION      PLAN ALLOCATION
-------------------------------------------------------  --------------  --------------------
Lawrence M. Johnson....................................    $   10,630         $   29,863
Richard J. Dahl........................................        10,630             15,810
Alton T. Kuioka........................................        10,630              5,358
Thomas J. Kappock......................................         5,315              4,568
David A. Houle.........................................        10,630              1,310
Denis K. Isono.........................................         7,562                  0

                  STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                              -------------------------------                             POTENTIAL REALIZABLE VALUE
                                NUMBER OF       % OF TOTAL                                AT ASSUMED ANNUAL RATES OF
                                SECURITES      OPTIONS/SARS                                STOCK PRICE APPRECIATION
                               UNDERLYING       GRANTED TO     EXERCISE OR                   FOR OPTION TERM (1)
                              OPTIONS/SARS     EMPLOYEES IN    BASE PRICE    EXPIRATION   --------------------------
NAME                           GRANTED (#)     FISCAL YEAR       $/SHARE        DATE         5%($)         10%($)
----------------------------  -------------  ----------------  -----------  ------------  ------------  ------------
Lawrence M. Johnson.........       20,000(2)     3.53%/12.08%   $   27.63      2-16-2005  $  1,772,071  $  4,161,723
                                   45,000(3)     7.95%/27.19%       36.75     12-03-2005     5,303,224    12,454,668
Richard J. Dahl.............       15,000(2)     2.65%/ 9.06%       27.63      2-16-2005     1,329,053     3,121,292
                                   35,000(3)     6.18%/21.15%       36.75     12-03-2005     4,124,730     9,686,964
Alton T. Kuioka.............        7,000(2)     1.24%/ 4.23%       27.63      2-16-2005       620,225     1,456,603
                                   20,000(3)     3.53%/12.08%       36.75     12-03-2005     2,356,989     5,535,408
David A. Houle..............        1,500(2)     0.27%/ 0.91%       27.63      2-16-2005       132,905       312,129
                                   10,000(3)     1.77%/ 6.04%       36.75     12-03-2005     1,178,494     2,767,704
Denis K. Isono..............        1,000(2)     0.18%/ 0.60%       27.63      2-16-2005       117,849       276,770
                                    4,000(3)     0.71%/ 2.42%       36.75     12-03-2005       471,398     1,107,082
Thomas J. Kappock...........        7,000(2)     1.24%/ 4.23%       27.63      2-16-2005       620,225     1,456,603

---------
(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises or stock holdings are dependent on the future performance of the stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2) Stock options in tandem with SARs granted on February 17, 1995 became exercisable on February 16, 1996 for a nine year period ending February 16, 2005. The exercise price of the stock option and tandem SARs was the fair market value of Bancorp's common stock on date of grant. Mr. Kappock's stock options expired upon his retirement prior to the options becoming exercisable.

(3) Stock options in tandem with SARs granted on December 4, 1995 become exercisable on December 3, 1996 for a nine-year period ending December 3, 2005. The exercise or base price of the stock options and tandem SARs was the fair market value of Bancorp's common stock on date of grant. All such options and tandem SARs would become immediately exercisable upon a change in control of Bancorp.

    The stock options and stock appreciation rights exercised by the named executive officers during fiscal 1995, as well as the number and total value of unexercised in-the-money options as of December 31, 1995, are shown in the following table:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED,
                                                             UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                             OPTIONS/SARS AT FISCAL      OPTIONS/SARS AT FISCAL
                                                VALUE             YEAR-END (#)               YEAR-END ($)(2)
                            SHARES ACQUIRED    REALIZED    --------------------------  ---------------------------
NAME                        ON EXERCISE (#)     ($)(1)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------  ---------------  ------------  -----------  -------------  ------------  -------------
Lawrence M. Johnson.......         9,963     $    257,307     125,219        65,000    $  1,538,904   $   165,100
Richard J. Dahl...........         1,560           35,285     106,485        50,000       1,389,833       123,825
Alton T. Kuioka...........         5,569          114,673      57,318        27,000         716,450        57,785
David A. Houle............             0                0      15,000        11,500         112,262        12,383
Denis K. Isono............           500            8,748      12,675         5,000         172,364         8,255
Thomas J. Kappock.........       129,167        1,237,700           0             0               0             0

---------
(1) Includes exercise of stock appreciation rights.

(2) The fair market value of Bancorp's stock at year-end was $35.88.

          LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR (1)

                                                                                  ESTIMATED FUTURE PAYOUT UNDER
                                   TARGET PAYOUT                                    LONG-TERM INCENTIVE PLAN
                                   AS A % OF FY       PERFORMANCE OR OTHER     -----------------------------------
                                   96-98 AVERAGE   PERIOD UNTIL MATURATION OR   THRESHOLD     TARGET     MAXIMUM
NAME                               ANNUAL SALARY             PAYOUT             ($ OR #)     ($ OR #)    ($ OR #)
--------------------------------  ---------------  --------------------------  -----------  ----------  ----------
Lawrence M. Johnson.............         40%          3 years ending 12-31-98   $     250   $  247,000  $  495,000
Richard J. Dahl.................         35%          3 years ending 12-31-98         140      141,000     282,000
Alton T. Kuioka.................         35%          3 years ending 12-31-98          90       85,000     170,000
David A. Houle..................         30%          3 years ending 12-31-98          50       54,000     109,000
Denis K. Isono..................         20%          3 years ending 12-31-98          20       23,000      46,000

---------
(1) Represents contingent awards under Bancorp's Sustained Profit Growth Plan for the three-year incentive period from January 1, 1996 through December 31, 1998. Under this Plan each executive receives a contingent award of a specified percentage of his average annual base salary for the three-year period. The maximum cash award payable under the plan is two times the contingent award. The amount of the cash awards will depend upon Bancorp's performance as measured by earnings per share growth and return on average equity. Maximum payout, which is two times the contingent award, can occur only if the weighted average return on average equity for the three years covered by the plan during the three-year period is 18% or more and total growth in earnings per share is 30% or more. No payments will be made if the weighted average return on average equity for the three years covered by the plan is 12% or less and total growth in earnings per share is 10% or less. If growth in the weighted average return on average equity for the three years covered by the plan during such period is about 15% and growth in earnings per share is 20%, then one times the contingent awards would be payable ("Target" above). After the earnings per share growth rate and the weighted average return on average equity for the three years covered by the plan have been ascertained, the Chairman and the President of Bancorp will prepare recommendations for all participants (excluding themselves) for the Compensation Committee. The Compensation Committee will then make the final determination of cash awards. Target amounts are not presently determinable and the amounts set forth above are based on an assumed adjustment of 5% per annum of the 1995 annual compensation.

                               PENSION PLAN TABLE

   AVERAGE ANNUAL                ESTIMATED MAXIMUM ANNUAL RETIREMENT
     SALARY IN                   BENEFIT BASED UPON YEARS OF SERVICE
    CONSECUTIVE       ----------------------------------------------------------
 HIGHEST PAID YEARS       15          20          25          30         35*
--------------------  ----------  ----------  ----------  ----------  ----------
    $     75,000      $   20,254  $   27,005  $   33,756  $   40,507  $   47,258
         100,000          27,754      37,005      46,256      55,507      64,758
         125,000          35,254      47,005      58,756      70,507      82,258
         150,000          42,754      57,005      71,256      85,507      99,758
         200,000          57,754      77,005      96,256     115,507     134,758
         250,000          72,754      97,005     121,256     145,507     169,758
         300,000          87,754     117,005     146,256     175,507     204,758
         350,000         102,754     137,005     171,256     205,507     239,758
         400,000         117,754     157,005     196,256     235,507     274,758
         450,000         132,754     177,005     221,256     265,507     309,758
         500,000         147,754     197,005     246,256     295,507     344,758
         550,000         162,754     217,005     271,256     325,507     379,758
         600,000         177,754     237,005     296,256     355,507     414,758
         650,000         192,754     257,005     321,256     385,507     449,758
         700,000         207,754     277,005     346,256     415,507     484,758
         750,000         222,754     297,005     371,256     445,507     519,758

---------
*Applies only to individuals hired before November 1, 1969.

    The Employees' Retirement Plan of Bank of Hawaii (the "Retirement Plan") provides retirement benefits for employees of participating employers who have completed certain age and service requirements. "Participating employers" means the Bank, Hawaiian Trust Company, Ltd., First Federal Savings and Loan Association of America, First Savings and Loan Association of America, First National Bank of Arizona, and any associated company that has adopted the Retirement Plan. Although retirement generally occurs at age 65, employees may retire at or after age 62 with unreduced benefits. The amount of benefits payable to employees who retire prior to age 62 is subject to specified adjustments. Benefits paid under the Retirement Plan are primarily determined by
(1) the number of months a participant has worked, and (2) a participant's average annual salary during the 60 consecutive months in his or her last 120 months of service affording the highest average, excluding overtime, premium pay, incentive plan payouts, or discretionary bonuses.

    The normal retirement benefit shown earlier assumes payment in the form of a single life annuity commencing at age 65, and is not subject to any deduction for Social Security or other offset amounts. The Internal Revenue Code generally limits the maximum annual benefit which can be paid under the Retirement Plan to the lesser of $120,000 or 100% of the participant's average compensation for the highest three consecutive calendar years during which he or she was a participant. Accordingly, if at retirement the annual benefit of any participant should exceed this limit, the individual's benefit from the Retirement Plan will be reduced to the permissible maximum. The amount of this reduction will be paid to the participant from an unfunded excess benefit plan designed for this purpose. The Internal Revenue Code also limits the maximum average annual salary that may be considered for purposes of determining a participant's benefit (e.g., $150,000 beginning in 1994). The amount of the reduction of benefit due to this salary limitation will also be paid to the participant under the unfunded excess benefit plan.

    The credited years of service and the 1995 compensation covered by the Retirement Plan of the named executive officers are as follows: Mr. Johnson, 32 years and $575,004; Mr. Dahl, 13 years and $375,000; Mr. Kuioka, 26 years and $226,257; Mr. Houle, 2 years and $168,639; Mr. Kappock, 23 years and $140,004;
and Mr. Isono, 10 years and $106,710.

    On January 25, 1995, Bancorp's Board of Directors adopted a voluntary early retirement program effective January 3, 1995. Under the program, five years are added to both an employee's age and years of service for purposes of calculating benefits under the Retirement Plan. An electing employee will also receive an additional retirement payment of $250 per month until age 65. Messrs. Johnson, Kappock and Kuioka were eligible to participate in the program. Only Mr. Kappock elected to do so and his credited years of service increased to 28 years.

    On January 25, 1995, Bancorp's Board of Directors also approved comprehensive revisions to Bancorp's retirement and profit sharing benefits, which will take effect on January 1, 1996. The revisions include the freezing of the Retirement Plan and vesting of participants as of December 31, 1995 (with the exception that for the next succeeding five year period commencing January 1, 1996, benefits for certain eligible participants, including Messrs. Johnson and Kuioka, will increase in proportion to the increase in the participant's average annual salary); the implementation of a defined contribution retirement plan under which 4% of an employee's total eligible compensation will be contributed to an individual retirement account; expanding the compensation basis upon which contributions to the profit sharing plan are calculated; and the contribution of $1.25 for each $1 (up to 2% of total eligible compensation) an employee contributes to the profit sharing member savings plan.

CHANGE-IN-CONTROL ARRANGEMENTS

    Bancorp's Key Executive Severance Plan (the "Severance Plan") provides participants, following a change in control of Bancorp, with severance benefits under circumstances and in amounts set forth in the Severance Plan and in individual severance agreements with each participant. Each of the severance agreements with Bancorp's named executive officers provides that a "change of control" will be deemed to have occurred if (i) any person or group becomes the beneficial owner of 25% or more of the total number of voting securities of Bancorp, or (ii) the persons who were directors of Bancorp before a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election cease to constitute a majority of the Board of Directors of Bancorp or any successor to Bancorp. Mr. Johnson's agreement, and the Severance Plan, further provide that a "change of control" will be deemed to have occurred if a majority of the Board of Directors determines in good faith that a change of control is imminent. For Messrs. Johnson, Dahl and Kuioka, severance benefits are payable if their employment is terminated voluntarily or involuntarily within 2 years of a change of control. Such severance benefits include (i) payment of a lump sum amount equal to 3 years of compensation (consisting of salary, bonuses, and certain other incentive compensation, calculated in Mr. Johnson's case on the basis of his highest total compensation during any 12-month period in the preceding three years, and in the case of Messrs. Dahl and Kuioka, by applying a multiplier of 3 to the highest salary, highest bonus and highest incentive compensation amounts paid in the preceding three years); (ii) special supplemental retirement payments equal to the retirement benefits the participant would have received had his employment continued for 3 years following his termination of employment (or until his normal retirement date, if earlier); and (iii) continuation of all other benefits he would have received had employment continued for 3 years following the termination of employment (or until his normal retirement date, if earlier), such as hospital, medical-surgical, major medical, and group life insurance. The lump sum payment to Mr. Dahl and Mr. Kuioka would also include a payment equal to any difference between the actual payout under the One-Year Incentive Plan for the year of termination and the maximum amount that would be payable if employment continued to the end of the period and all performance goals were achieved. For Mr. Houle, severance benefits are payable if within 2 years of a change of control his employment is involuntarily terminated (or if he voluntarily terminates employment following certain events involving demotion, reduction of responsibilities, relocation, reduction in base salary, certain failures to continue compensation plans and benefits programs or his participation therein, or a failure of Bancorp or its successor to assume the obligations to Mr. Houle under the agreement following a change in control). If such events occur, Mr. Houle would receive as severance two times his then base salary, two times his target bonus under the One-Year Incentive Plan, payouts under the One-Year Plan and the Sustained Growth Profit Plan, continuation of all benefits for two years (or, if earlier, until normal retirement age), and special retirement benefits similar to those described above but calculated as though he had continued employment for two years following termination.

    The agreements with Mr. Dahl and Mr. Kuioka provide that amounts payable thereunder will be grossed up for the amount necessary to pay any golden parachute excise tax due. Mr. Houle's agreement provides that if payments to him would constitute or result in "excess parachute payments", payments to him under the agreement are to be reduced, but only if such reduction would result in an increase in his net benefit.

    Stock options and SARs held by named executive officers will become immediately exercisable upon a change of control. See notes to the table entitled "Stock Option/SAR Grants in Last Fiscal Year" on page 11.

    The Growth Plan and the Incentive Plans provide that the relevant incentive period will end and awards will be paid upon certain capitalization changes (including dissolution, liquidation, consolidation or a merger in which Bancorp is not the surviving corporation). In those circumstances, payments will be calculated by multiplying contingent awards by 2.0 (and, in the case of the Incentive Plans and the 1996 to 1998 Growth Plan cycle, by adjusting awards in proportion to the number of months of the original incentive period that elapsed prior to the capitalization change).

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee, composed entirely of independent non-employee directors, sets and administers the policies which govern Bancorp's executive compensation programs, and various incentive and stock option programs. The Committee reviews compensation levels of members of management, evaluates the performance of management, and considers management succession and related matters. All decisions relating to the compensation of Bancorp's officers are reviewed by the full Board, except for decisions about awards under Bancorp's employee stock option plans, which must be made solely by the Committee.

    The policies and underlying philosophy governing Bancorp's executive compensation program, which are endorsed by the Committee and the Board of Directors, are designed to: (i) maintain a compensation program that is equitable in a competitive marketplace, (ii) provide opportunities that integrate pay with Bancorp's annual and long-term performance goals, (iii) encourage achievement of strategic objectives and creation of stockholder value, (iv) recognize and reward individual initiative and achievements, (v) maintain an appropriate balance between base salary and short and long-term incentive opportunity, and (vi) allow Bancorp to compete for, retain, and motivate talented executives who are critical to Bancorp's success.

    The Committee seeks to target executive compensation at levels that the Committee believes to be consistent with others in Bancorp's industry, with the executive officers' compensation weighted toward programs contingent upon Bancorp's level of annual and long-term performance. As a result, the executive officers' actual compensation levels in any particular year may be above or below those of Bancorp's competitors, depending upon Bancorp's performance. The following are Bancorp's competitive targets:

    In general, for senior management positions of Bancorp and its subsidiaries (including Bancorp's executive officers), Bancorp will pay base salaries that, on average, are at the 50th percentile of other banks and financial service companies of Bancorp's current and projected asset size, with opportunities for incentives that will result in total cash compensation above the 50th percentile when Bancorp's performance exceeds expectations.

    Goals for specific components are as follows:

        Base salaries for executives generally are targeted at the 50th percentile of the comparator group.

        The   short-term  (one-year)   incentive  plan   will  provide  50th
    percentile awards if annual goals are achieved. The plan will pay higher awards if annual performance goals are exceeded.

        Under long-term incentive plans, Bancorp will provide to participants a consistent 50th percentile opportunity from year-to-year, with possibilities of earning substantially higher levels if long-term performance goals are exceeded.

    For competitive compensation purposes, Bancorp uses a comparator group of 18 Bank Corporations. This group occasionally changes due to such factors as mergers and acquisitions, changes in markets, and growth by Bancorp or its competitors. Bancorp believes these 18 Bank Corporations are more comparable to Bancorp in terms of overall size, business mix, and geographic scope than the 26 bank corporations in the Montgomery Securities Regional Bank Group used in the performance graph. Eight of the 18 Bank Corporations are in the Montgomery Securities Regional Bank Group.

    Bancorp retains the services of a nationally recognized consulting firm to assist the Committee in connection with the performance of its various duties. The consulting firm provides advice to the Committee with respect to compensation programs for senior management (including executive officers) of Bancorp and its subsidiaries. Bancorp also obtains an extensive compensation survey biannually. Such a survey was received in August 1995 in connection with the review by the consulting firm of Bancorp's compensation programs for senior managers.

    The 1995 review of Bancorp's compensation programs provided a comparative analysis of 23 positions. The consulting firm obtained base salaries as of April 1, 1995 and other comparative data from the 18 Bank Corporations, and derived market comparables from that data. The consulting firm reported that, in its opinion, Bancorp's overall net total compensation program for the positions reviewed was 20% below the 50th percentile of market data derived from the comparator group, and 32% below the 75th percentile of that market data. Because this comparison was affected by the comparatively low amounts of Bancorp's 1994 bonuses, the consulting firm also provided a comparison of relative positions using targeted awards. That comparison concluded that targeted net total compensation was 14% below the 50th percentile of market data and 27% below the 75th percentile of market data. The study also indicated that on an overall basis each individual component of total compensation (base salary, actual and targeted annual bonuses, and long-term incentives) was below the 50th percentile.

1995 COMPENSATION ELEMENTS

    Compensation paid to named executive officers in 1995, as reflected in the Summary Compensation Table on page 9, consisted of the following elements: base salary, profit sharing, and One-Year Incentive Plan cash awards for 1995. In addition, as indicated in the Summary Compensation Table and the table on page 11 entitled "Stock Option/SAR Grants in Last Fiscal Year", in 1995 the Committee awarded stock options under Bancorp's employee stock plans. No awards were paid under Bancorp's Sustained Profit Growth Plan (the "Growth Plan") for the 1993 through 1995 cycle. Both the One-Year Incentive Plan and the Growth Plan are performance-based plans in which awards to named executive officers are tied to objective measures of corporate performance.

BASE SALARIES

    Base salaries for executive officers are determined by evaluating the responsibilities of the positions held, the experience of the individual, the competitive marketplace, and the individual's performance of his responsibilities, with greatest emphasis on individual performance and the competitive marketplace. Adjustments to salary also reflect new responsibilities assigned or assumed by the individual. In setting salaries, the focus is generally on competitive data. Also taken into account are key differences in responsibilities between the executives of Bancorp and of other banks, and the overall economic environment. No specific weighting is given to the foregoing factors.

    The 1995 compensation survey concluded that the base salaries of Mr. Johnson and Mr. Dahl (as well as other components of their compensation) were below the 50th percentile of market data. However, the Committee deferred action on their base salaries until 1996. Mr. Kuioka's 17.5% adjustment to base salary during 1995 reflected, among other things, the assignment to him of additional responsibilities as Chief Lending Officer of the Bank.

ONE-YEAR INCENTIVE PLANS FOR 1995

    The stated purpose of Bancorp's One-Year Incentive Plans (in the aggregate, "Incentive Plans") is to (i) motivate special achievement by eligible employees upon whose judgment, initiative and efforts Bancorp is largely dependent for the successful conduct of its business through a compensation program emphasizing performance objectives; (ii) supplement other compensation plans; and (iii) assist Bancorp in retaining and attracting such employees. There are two Incentive Plans. The first covers the Chairman, President, and Vice Chairmen of Bank of Hawaii, and the second covers other key employees of Bancorp and its subsidiaries. Under the Incentive Plans, the Committee establishes, at the start of the fiscal year, performance objectives applicable to annual award payments and the amounts of such awards. Each participant receives a contingent incentive award of a specified percentage of his or her annual base salary. The maximum actual bonus payment permitted is 200% of the contingent incentive award. For 1995, the contingent incentive awards for named executive officers of Bancorp were as follows: Mr. Johnson -- 50%; Messrs. Dahl, Kappock and Kuioka -- 40%; Mr. Houle -- 30%; and Mr. Isono -- 25%. The awards under the Incentive Plans reported in the "Bonus" column of the Summary Compensation Table on page 9 were based upon financial performance factors established at the start of the fiscal year and reviewed and approved by the Committee. These factors measured Bancorp's (i) Return On Average Assets ("ROAA") and (ii) Earnings Per Share. For purposes of the 1995 Incentive Plans, "ROAA" is defined as Bancorp's net income subject to certain adjustments such as unusual gain or loss transactions for 1995 divided by Bancorp's Average Total Assets (as reported in its Annual Report to Shareholders) for 1995 and "Earnings Per Share" is defined as Bancorp's fully diluted Earnings Per Share as reported by Bancorp in its Annual Report (subject to certain adjustments such as unusual gain or loss transactions) for 1995. The Committee regards ROAA and Earnings Per Share as appropriate measures of performance over a one-year time frame. As elements of the Incentive Plans, they are intended to induce growth in earnings through a more efficient mix of earning assets.

    Under the 1995 Incentive Plan covering the group which includes the Chairman, the maximum financial performance factor of 2.0 would be attained if Earnings Per Share were $2.92 or more and ROAA were 1.10% or more, and a financial performance factor of 1.0 would be attained if (among other possible combinations) Earnings Per Share and ROAA were $2.80 and 1.0%, respectively. Under the 1995 Incentive Plan covering other key employees, the maximum financial performance factor of 1.4 would be attained if

Earnings Per Share were $2.92 or more and ROAA were 1.00% or more or, alternatively, if Earnings Per Share were $2.86 or more and ROAA were 1.10% or more, and a financial performance factor of 1.0 would be attained if (among other possible combinations) Earnings Per Share were $2.80 and ROAA were 1.0%, respectively. In the case of the Incentive Plan covering the group which includes the Chairman, the amount of the annual award is determined by multiplying the contingent incentive award by the financial performance factor, and the Committee is not permitted to increase (though it may reduce) the resulting award amount. The Incentive Plan covering other key employees (including Mr. Houle and Mr. Isono) utilizes both a financial performance factor and an individual performance factor. The latter factor reflects an appraisal of the individual's performance of job responsibilities during the incentive period. For this group, the annual award payment is determined by multiplying the contingent incentive award by both the financial performance factor and the individual performance factor.

    For 1996, the Incentive Plans will again utilize ROAA and Earnings Per Share to determine the financial performance factor. For 1996, the Committee has increased the contingent incentive award for the President and Vice Chairman (currently Mr. Dahl and Mr. Kuioka) from 40% to 45%. This increased participation better reflects the added responsibilities of Mr. Dahl and Mr. Kuioka as Chief Operating Officer and Chief Lending Officer.

SUSTAINED PROFIT GROWTH PLAN

    The Bancorp Sustained Growth Plan (the "Growth Plan") is intended to advance the interests of Bancorp by (i) motivating special achievement by eligible employees upon whose judgment, initiative, and efforts Bancorp is largely dependent for the successful conduct of its business through a compensation program emphasizing long-term performance incentives; (ii) supplementing other compensation plans; and (iii) assisting Bancorp in retaining and attracting such employees. The Committee has the discretion to determine which, and to what extent, selected senior officers will participate in the Growth Plan on the basis of their ability to make substantial contributions to the long-term success, growth, and profitability of Bancorp. Currently, 43 senior officers (including all Bancorp executive officers) participate in the Growth Plan. Under the Growth Plan, each selected senior officer receives a contingent incentive award opportunity of a specified percentage of his or her average annual base salary for the three-year period. Actual awards are determined by measuring Bancorp's performance over a three year period. Before the beginning of a Growth Plan year, the Committee selects business criteria or measures and establishes specific objective numeric goals for the following three-year period.

    The measures selected for the 1993 to 1995 Growth Plan cycle were net income per employee and growth in earnings per share, weighted equally. Bancorp did not meet its performance goals for the 1993 to 1995 cycle. Accordingly, no long-term incentive payments were made to any named executive officer with respect to such cycle.

    The performance measures selected by the Committee for the 1996 to 1998 cycle, and contingent award percentages for current named executive officers, are described on page 12 under "Long-Term Incentive Plans -- Awards in Last Fiscal Year."

STOCK OPTION PLANS

    The Committee considers stock option grants under the Bancorp Hawaii, Inc. Stock Option Plans of 1988 and 1994 (collectively, the "Plans") for key employees of Bancorp and its subsidiaries. Stock options are granted by the Committee to those key employees whose management responsibilities place them in a position to make substantial contributions to the financial success of Bancorp. Directors who are not also employees may not participate in the Plans. The Committee, which administers the Plans, determines whether the options are incentive stock options or nonqualified stock options. Stock options are granted with an exercise price equal to the market price of Bancorp's common stock on the date of grant.

    The Committee believes that stock options provide a strong incentive to increase shareholder value, since stock options have value only if the stock price increases over time. The Committee believes that option grants to its executive officers and other key employees help to align the interests of management with those of stockholders and to focus the attention of management on the long-term success of Bancorp.

    The size of stock option awards is based primarily on the individual's responsibilities and position. Individual awards are also affected by the Committee's subjective evaluation of other factors it deems appropriate, such as assumption of additional responsibilities, competitive factors, and achievements that in the Committee's view are not fully reflected by other compensation elements. While the value realizable from exercisable options is dependent upon the extent to which Bancorp's performance is reflected in the market price of Bancorp's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is primarily determined by each individual executive and not by the Committee. Accordingly, the Committee's decisions concerning individual grants generally are not affected by the number of options previously exercised, or the number of unexercised options held.

    In February and August 1995, the Committee granted a total of 166,000 options to 159 key employees. In December 1995, the Committee granted options for a total of 400,000 shares to 227 key employees. The number of grants in December 1995 reflected advice received by the Committee from two compensation consulting firms. Bancorp was advised that its option grants in prior years were low both in comparison to market practice and in comparison to other elements of compensation. In the consultants' opinions, more typical levels of option grants were 1% to 1.5% of outstanding stock. In addition, the compensation survey received in August 1995 indicated Bancorp was not meeting its objective of providing long-term incentive compensation opportunities at the 50th percentile. The latter conclusion was based on valuations of options granted in February 1995 and December 1994, as well as valuation at target of the most recent Growth Plan awards. The Committee concluded in December 1995 that it would increase the aggregate number of options awarded, and presently anticipates future annual awards in amounts approximating one percent of Bancorp's outstanding shares.

    The amounts of individual awards to executive officers in 1995 were based on their individual positions and responsibilities, and the other factors discussed above. In the case of Mr. Johnson, the Committee elected to grant him a stock option for 20,000 shares at an option price of $27.63 on February 17, 1995 and an option for 45,000 shares at an option price of $36.75 per share on December 4, 1995. The 1995 awards to Mr. Johnson reflect the Committee's continuing strategy to balance short and long-term incentives in structuring executive officer compensation. The level of his 1995 option awards was determined primarily by the Committee's subjective evaluation of the importance to Bancorp of its Chairman and Chief Executive Officer relative to positions held by other key employees to whom options were awarded. In addition, the Committee's December 1995 grants to Mr. Johnson took into account, without any specific weighting, competitive considerations (including advice received from the Committee's consultants that the value of Mr. Johnson's long-term incentive opportunities provided by the Growth Plan and prior option grants was below the 50% percentile of market data); the Committee's view that Mr. Johnson had successfully completed the leadership transition that commenced with his appointment as Chairman and Chief Executive Officer in August 1994; and the Committee's awareness that, despite the continued impact of a sluggish Hawaii economy, Bancorp's 1995 results would by most measures improve over those of 1994 (see "Management Discussion and Analysis of Operations" in Bancorp's 1995 Annual Report).

CEO COMPENSATION

    In setting Mr. Johnson's target annual compensation as Chief Executive Officer, the Committee has sought to provide levels that are competitive among the 18 Bank Corporations that comprise Bancorp Hawaii's comparative group for compensation purposes. The specific target levels for each element of compensation were the same as those shown on page 15 for all Bancorp executive officers. Bancorp's One-Year Incentive Plan, the Growth Plan and option grants make a substantial percentage of Mr. Johnson's compensation dependent upon Bancorp's performance. These arrangements also implement the Committee's intent to have a significant percentage (over 20%) of each executive officer's target compensation based on objective long-term performance criteria.

    Mr. Johnson's base salary remained at $575,000 in 1995, and he received no payments under the Growth Plan. During 1996, he received a 1995 bonus of $488,753. The amount of that bonus, which was determined by applying Bancorp's 1995 results to the applicable financial performance factor for the Incentive Plan in which he participates, increased Mr. Johnson's 1995 direct cash compensation (salary plus bonus) to a level above the 50th percentile of direct cash compensation market data for the comparator group. In 1995 the Committee awarded Mr. Johnson at-market options to acquire a total of 65,000 shares, for reasons described above.

REVENUE RECONCILIATION ACT OF 1993

    In 1993, Congress adopted the Revenue Reconciliation Act of 1993 (the "1993 Act"), certain provisions of which limit the ability of publicly-held companies to deduct for taxation purposes the compensation paid to individual employees in excess of $1 million in any fiscal year. The 1993 Act affords certain exemptions to the deductibility limitation, generally requiring that compensation be closely tied to objective performance criteria.

    In general, Bancorp intends to maintain deductibility for all compensation paid to covered employees, and will comply with the required terms of the specified exemptions under the 1993 Act, except in circumstances under which such compliance would unduly interfere with the goals of Bancorp's executive compensation program or the loss of deductibility would not be materially adverse to Bancorp's overall financial position. The One-Year Incentive Plan, discussed on page 17, was amended for 1996 to increase the maximum contingent incentive award for the President and Vice-Chairmen of Bank of Hawaii (currently Mr. Dahl and Mr. Kuioka) from 40% to 45% of annual base salary. The Committee recognizes that any increased compensation attributable to this amendment would not qualify for exemption from the deduction limitation. However, consistent with the Committee's above-stated intent, the Committee believes that the amendment is necessary to achieve the incentive goals of Bancorp's executive compensation program and any loss of deductibility would not be materially adverse.

                                          Compensation Committee
                                          Fred E. Trotter, Chairman
                                          Stuart T. K. Ho
                                          Charles R. Wichman

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    No executive officer of Bancorp served as a member of a compensation committee (or board of directors serving as such) of any entity of which any member if the Compensation Committee was an executive officer.

    As discussed under "Transactions with Management and Others" Bancorp offers preferential rate loans for primary residences to directors and executive officers of Bancorp and its subsidiaries. Such preferential rate loans include primary residence adjustable rate mortgage loans made to two members of the Compensation Committee, Messrs. Ho and Trotter. The largest such loan amounts outstanding during 1995, the loan amounts outstanding at December 31, 1995, and the average interest rates charged during 1995 in connection with these two loans were, respectively, $377,100, $368,942 and 6.50% for Mr. Ho, and $314,530,
$310,748 and 6.55% for Mr. Trotter. The third member of the Compensation Committee, Mr. Wichman, is a retired partner of Carlsmith Ball Wichman Murray Case & Ichiki. That firm provided legal services to Bancorp and its subsidiaries in 1995 and is expected to do so in 1996. Mr. Ho is Chairman and President of Capital Investment of Hawaii, Inc. which purchased commercial paper from Bancorp during 1995. The range of purchases was from $150,000 to $700,462 at an average interest rate of 4.75% and the amount outstanding as of December 31, 1995 was $501,137. Such purchases were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

                               PERFORMANCE GRAPH

    The following performance graph, which shows a five-year comparison of cumulative total returns for Bancorp, the S&P 500 Index, and a peer group defined in the Montgomery Securities Regional Bank Median, shall not be deemed to be incorporated by reference into any filing under the 1933 Act or the 1934 Act, except to the extent Bancorp specifically incorporates it by reference into a filing under the 1933 Act or the 1934 Act; nor shall it be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the 1934 Act or to the liabilities of Section 18 of the 1934 Act, except to the extent that Bancorp specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the 1933 Act or the 1934 Act. As of the date of this Proxy Statement, Bancorp has made no such incorporation by reference or request.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                        (INCLUDES DIVIDEND REINVESTMENT)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            BANCORP HAWAII    S&P 500    REGIONAL BANK MEDIAN
12/90                   100        100                     100
12/91                   162        131                     183
12/92                   163        141                     241
12/93                   157        155                     249
12/94                   151        157                     235
12/95                   222        217                     377

* Assumes $100 invested on December 31, 1990 in Bancorp Hawaii stock, the S&P 500 Index and the Montgomery Securities Regional Bank Median. The total return on each investment is as of December 31 of each of the subsequent five years and assumes reinvested dividends.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

LOANS

    Directors and named executive officers of Bancorp and their associates were customers of, and had transactions with Bancorp and its subsidiaries in the ordinary course of business in 1995, and additional transactions in the ordinary course of business may be expected to take place in the future with Bancorp and its subsidiaries.

    With the exception of the preferential rate loans described below, all outstanding loans and commitments by Bancorp to directors, named executive officers, and their associates were made in the ordinary course of business, were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. Bancorp offers preferential rate loans to directors and executive officers of Bancorp and its subsidiaries for primary residences under policies, terms, and conditions applicable to all other employees at rates no lower than 1% below the prevailing market rates.

    The following schedule (together with certain information set forth under "Compensation Committee Interlocks and Insider Participation") provides information concerning preferential rate loans made by Bancorp to those directors and executive officers of Bancorp whose aggregate indebtedness exceeded $60,000 at any time during 1995:

                           LARGEST LOAN
                            AMOUNT(S)    LOAN AMOUNT(S)                     AVERAGE
                           OUTSTANDING   OUTSTANDING ON      TYPE OF     INTEREST RATE
        DIRECTORS          DURING 1995      12/31/95      TRANSACTION(S)    CHARGED
-------------------------  ------------  ---------------  -------------  --------------
Peter D. Baldwin            $  353,440    $     347,793    Real Estate       6.625%(1)
Richard J. Dahl              1,067,722        1,054,335    Real Estate       7.417%(1)
Stuart T.K. Ho                 377,100          368,942    Real Estate       6.500%(1)
Lawrence M. Johnson            561,590          555,410    Real Estate       7.000%(1)
Fred E. Trotter                314,530          310,748    Real Estate       6.552%(1)
K. Tim Yee                      72,274           65,131    Real Estate       7.000%(2)

   EXECUTIVE OFFICERS
(EXCLUDING THOSE WHO ARE
     ALSO DIRECTORS)
-------------------------
Thomas J. Kappock              288,440          273,356    Real Estate       5.906%(1)
Alton T. Kuioka                488,600          484,028    Real Estate       7.500%(2)
David A. Houle                 304,282          299,956    Real Estate       5.750%(1)
Denis K. Isono                 175,412          172,150    Real Estate       7.250%(1)

---------
(1) Primary residence adjustable rate mortgage loan.

(2) Primary residence fixed rate mortgage loan.

CERTAIN BUSINESS RELATIONSHIPS

    Bancorp and its subsidiaries, in the ordinary course of business, have occasion to utilize the products or services of a number of organizations with which directors of Bancorp are or were affiliated as officers, directors, partners or shareholders, including a law firm of which Mr. Wichman is a retired partner. See "Compensation Committee Interlocks and Insider Participation." Management believes that such transactions were on terms that were at least as favorable to Bancorp or the subsidiaries of Bancorp involved as would have been available from unaffiliated parties.

SALE OF COMMERCIAL PAPER

    As a means to borrow funds on a short-term basis, Bancorp issues commercial paper that matures in 1 to 269 days. The interest rates paid are determined by prevailing money market conditions. Among those who purchased Bancorp's commercial paper during 1995 were:

                                                     AMOUNT OR      AVERAGE       AMOUNT
                                                     RANGE OF       INTEREST    OUTSTANDING
                    PURCHASER                        PURCHASES        RATE       12/31/95
-------------------------------------------------  -------------  ------------  -----------
Capital Investment of Hawaii, Inc. (of which Mr.    $150,000 to         4.75%    $ 501,137
 Ho, a director of Bancorp, is Chairman and           700,462
 President)

                   PROPOSAL TO ADOPT THE BANCORP HAWAII, INC.
                      DIRECTOR STOCK COMPENSATION PROGRAM

SUMMARY OF THE DIRECTOR STOCK COMPENSATION PROGRAM

    Bancorp's Board of Directors has approved, and recommended that shareholders approve, the Bancorp Hawaii, Inc. Director Stock Compensation Program (the "Program"), a copy of which is attached as Exhibit A. The following summary description is qualified in its entirety by reference to the terms of the Program.

    The purpose of the Program is to advance the interests of Bancorp by encouraging and enabling eligible members of the Boards of Bancorp and the Bank of Hawaii to acquire and retain throughout each member's tenure as a director a proprietary interest in Bancorp by ownership of shares of Bancorp common stock. Under the Program, directors of Bancorp and of Bank of Hawaii will receive automatic annual grants of options to acquire restricted stock. A director who is a member of both Boards would receive an annual option for 1,000 restricted shares, and a director who serves on only one Board would receive an annual option for 500 restricted shares. In addition, directors of Bank of Hawaii will receive automatic annual grants of 100 restricted shares (not to exceed 500 restricted shares to any one director). These grants will replace qualifying shares (which are no longer required by state law) currently held by most Bank of Hawaii directors. Upon receipt of 500 shares of restricted stock under the Restricted Share Plan, directors will transfer their qualifying shares to the Bank at par value.

    The Stock Compensation Program is composed of two parts. The first part is the Bancorp Hawaii, Inc. Director Stock Compensation Plan ("Stock Option Plan"), and the second part is the Bancorp Hawaii, Inc. Director Restricted Share Plan ("Restricted Share Plan") (collectively, the "Plans").

    The Program will be administered by the Compensation Committee, which will have sole authority: (a) to construe and interpret the Program; (b) to define its terms; (c) to determine, to the extent not provided by the Program or the relevant Plan, the terms and conditions of options and restricted shares granted pursuant to the terms of the Program; and (d) to make all other determinations and do all other things necessary or advisable for the administration of the Program.

    The maximum aggregate number of shares of Bancorp common stock ("Common Stock") which may be issued under the Plans is 250,000 shares. The shares of Common Stock to be issued upon exercise of an option or as grants of restricted shares may be authorized but unissued shares or reacquired shares. If any of the options expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. Adjustments will be made to the number and kind of shares subject to the Program, and to shares allocable to unexercised options, restricted shares, or portions thereof, in connection with any change in Bancorp's outstanding Common Stock resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or certain other corporate changes.

    Any director entitled to receive compensation from Bancorp or the Bank for service as a director, other than a director who is also a salaried officer or employee of Bancorp or any of its subsidiaries, will be entitled to receive options and restricted shares according to the terms of the Plans. In addition, in order to address qualifying shares held by two employee directors, the current employee directors of Bank of Hawaii will be entitled to receive restricted stock grants pursuant to the Restricted Share Plan. The Program will continue for a term of ten years from January 1, 1996, unless sooner terminated under the provisions of the Program.

    Subject to certain limitations and conditions, the Board of Directors may at any time without further reference to Bancorp's shareholders terminate or suspend the Program or amend or revise its terms, including the form and substance of the option and restricted share agreements to be used thereunder. However, without approval of a majority of Bancorp's voting stock, no amendment or revision shall increase the maximum number of shares that may be sold or distributed under the Program, increase the maximum term established for any option or restricted share, permit the grant of options or restricted shares to any person other than as provided in the Program, or alter the exercise price for any option. In addition, shareholder approval will be required in connection with any amendment that requires such approval in order for the Program to maintain compliance with Rule 16b-3 of the Securities Exchange Act of 1934.

    STOCK OPTION PLAN: Under the Stock Option Plan, directors will receive automatic annual grants of non-qualified options to purchase restricted shares of Common Stock. The Plan is designed to provide directors a means to obtain Common Stock on a basis that requires retention of such Common Stock throughout periods of service as a director, and thereby provide additional incentive to contribute to the success of Bancorp.

    Commencing with the 1996 regular annual meeting of shareholders, Bancorp will automatically grant an option for the purchase of the following number of shares to each person who will be a director immediately following that annual meeting: (a) an option for the purchase of 1,000 shares to a director who is a director of both Bancorp and Bank of Hawaii; (b) an option for the purchase of 500 shares to a director who is a director of Bank of Hawaii but not Bancorp; and (c) an option for the purchase of 500 shares to a director who is a director of Bancorp but not Bank of Hawaii.

    Each option will expire ten years from the date on which the option is granted. The exercise price for option shares will be the fair market value of the shares at the time the option is granted, defined as the closing price for the Common Stock on the day of the option grant. If an optionee ceases to serve as a director for any reason other than death, his or her option will immediately terminate. If an optionee dies while serving as a director, the option will expire one year from the date of death (unless by its terms it expires sooner) and during that period may be exercised by the person or persons to whom the optionee's rights pass by will or the laws of descent and distribution.

    Options granted pursuant to the Stock Option Plan may not be sold, pledged, assigned, or transferred in any manner (except, in certain circumstances, to a trust of which the optionee is both a trustee and beneficiary) otherwise than by will or the laws of descent or distribution and shall not be subject to execution, attachment, or similar process.

    The shares of Common Stock purchased upon exercise of options granted under the Stock Option Plan will be restricted shares. If during the Restriction Period (described below) the holder of restricted shares so acquired ceases to be a director for any reason other than those events that cause a lapse of restrictions, the holder will be required to sell those shares to Bancorp at the price paid for that stock.

    RESTRICTED SHARE PLAN: The Restricted Share Plan is designed to grant Bancorp Common Stock to Bank of Hawaii directors, to require retention of such stock throughout each director's tenure as a director, and thereby to provide additional incentive to contribute to the success of the Bank and Bancorp.

    On the date of each regular annual shareholders meeting of the Bank, commencing with the 1996 annual meeting, Bancorp will automatically grant 100 restricted shares of Common Stock to each person who will be a director of Bank of Hawaii immediately following such annual meeting. The maximum aggregate number of shares that may be issued to any person pursuant to the Restricted Share Plan is 500 restricted shares.

    The restricted shares granted to a director will be forfeitable during the Restriction Period, which will commence on the date the restricted shares are issued, and end on the later of the expiration of the director's current or future consecutive term(s) as a director. During the Restriction Period, the shares may not be sold, pledged, assigned, or transferred in any manner (except to a trust of which the holder is both a trustee and beneficiary), and shall not be subject to execution, attachment, or similar process. The Restriction Period will not expire (and no forfeitures will occur) if a person ceases to be a director of Bancorp or Bank of Hawaii but continues to serve as a director of Bank of Hawaii or Bancorp. During the Restriction Period (I.E., prior to expiration of the person's last consecutive term as a director) the holder of restricted shares will forfeit those shares if he or she ceases to serve as a director for any reason that does not cause a lapse of the restrictions. The restrictions will lapse upon the earlier of expiration of the Restriction Period, the death of the director, the occurrence of a "Change in Control" of Bancorp, or the removal of a director from office by stockholders without cause.
Section 7 of the Restricted Share Plan provides that a change in control will be deemed to have occurred if any person or group becomes the beneficial owner of shares having 25% or more of the votes that may be cast for the election of directors of Bancorp, or if as the result of or in connection with any tender or exchange offer, merger of other business combination, sale of assets, contested election or any combination of the foregoing, the persons who were directors of Bancorp before the transaction cease to constitute a majority of Bancorp's Board of Directors.

    Holders of restricted shares will have during the Restriction Period all of the rights of Bancorp shareholders, including the right to vote and the right to receive any dividends.

    CERTAIN TAX ASPECTS OF THE PROGRAM: The grant or exercise of a nonqualified stock option and the grant of restricted shares to a director under the Program will not at such time result in income to the director for federal income tax purposes. After receipt of restricted shares, either due to the exercise of an option or by direct grant, the director will generally recognize taxable ordinary income at the time the shares cease to be subject to restrictions under the Program, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares (i.e., the exercise price, in the case of the exercise of an option).

    However, within 30 days after the date the restricted shares are received, the director may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income at the time of transfer in an amount equal to the excess of the fair market value (determined without regard to applicable restrictions) of the shares at such time over the amount, if any, paid for such shares. If an election is made, no additional income will be recognized upon lapse of restrictions on the shares, but, if the shares are subsequently forfeited, the participant may not deduct the income that was recognized at the time of receipt of the shares and the participant will have a capital loss equal to the amount, if any, paid for the shares. The participant's holding period for the shares will begin at the time the taxable income is recognized under these rules, and the tax basis of the shares will be that amount of income so recognized plus the amount, if any, paid for the shares.

    Any dividends received on the restricted shares will be taxable compensation income when received. Bancorp will be entitled to the deduction at the same time and in the same amount as the director recognizes ordinary income, provided Bancorp has satisfied any applicable withholding obligations under the Code.

    NEW PLAN BENEFITS: The following table sets forth summary information concerning the hypothetical value of stock option grants and stock grants for a single year to all eligible Bancorp directors under the Stock Option Plan and Restricted Share Plan, based on the assumption that such grants had been made on April 26, 1995.

                               NEW PLAN BENEFITS
                  DIRECTORS STOCK OPTION AND STOCK GRANT PLANS

                                                 POTENTIAL REALIZABLE
                                                   VALUE AT ASSUMED
                                                 ANNUAL RATES OF STOCK                       DOLLAR
                                  NUMBER OF       PRICE APPRECIATION                          VALUE
                              RESTRICTED SHARES    FOR OPTION TERMS                        RESTRICTED
                                 UNDERLYING             (3)(4)              NUMBER OF        SHARES
                               OPTIONS GRANTED   ---------------------  RESTRICTED SHARES    GRANTED
   PLAN PARTICIPANTS (1)             (2)          5% ($)     10% ($)       GRANTED (2)       ($) (3)
----------------------------  -----------------  ---------  ----------  -----------------  -----------
Lawrence M. Johnson,                 -0-            -0-        -0-                100           2,813
Chairman and Chief
Executive Officer
Richard J. Dahl,                     -0-            -0-        -0-                100           2,813
President and Chief
Operating Officer
Non-Employee Directors               10,000        902,000   2,118,500          1,000          28,130
as a Group

---------
(1) Mr. Johnson and Mr. Dahl are eligible to participate in the Restricted Share Plan, but not the Stock Option Plan. No other executive officers or employees of Bancorp or its subsidiaries are eligible to participate in the Program.

(2) Number of shares aquirable with each annual stock option or stock grant. Currently, all non-employee directors of Bancorp are also Bank directors and each would receive options to acquire 1,000 shares and grants of 100 shares.

(3) Amounts shown in these columns are based on a hypothetical grant date of April 26, 1995 at the then-current fair market value of Bancorp's stock ($28.13). As of December 31, 1995, the fair market value of Bancorp's common stock was $35.88.

(4) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises or stock holdings are dependent on the future performance of the stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

    VOTE REQUIRED: Approval of the Director Stock Compensation Program requires the affirmative vote of a majority of Bancorp's Common Stock outstanding on the record date. Shares represented by executed proxy cards will be voted for this proposal unless otherwise specified on the proxy card.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE FOREGOING PROPOSAL.

                             ELECTION OF AN AUDITOR

    The Board of Directors, on recommendation of the Audit Committee, recommends the reelection of Ernst & Young LLP as Bancorp's Independent Auditor for 1996 and thereafter, until its successor is elected. Ernst & Young LLP has been Bancorp's Independent Auditor since its incorporation in 1971 and also serves as Independent Auditor for the Bank. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and have indicated that they will have no statement to make but will be available to respond to questions.

                                 OTHER MATTERS

    Bancorp knows of no other matter to come before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment upon any such matters.

    Section 2.06 of Bancorp's By-Laws provides that for business to be properly brought before the meeting by a shareholder, the shareholder must give written notice thereof to the Secretary of Bancorp no later than ten days following the day notice of the shareholders meeting was mailed to shareholders. Such written notice must set forth as to each matter that the shareholder proposes to bring before the meeting including, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address, as they appear on Bancorp's books, of the shareholder proposing such business, (iii) the class and number of shares of securities of Bancorp beneficially owned by such shareholder, and (iv) any material interest of such shareholder in such business. Any such notice must be delivered or mailed to the Corporate Secretary, Bancorp Hawaii, Inc., 130 Merchant Street, Honolulu, Hawaii 96813.

                     SHAREHOLDER PROPOSALS FOR 1997 MEETING

    Proposals of shareholders to be presented at and included in Bancorp's Proxy Statement and proxy for the 1997 Annual Meeting of Shareholders must be received by Bancorp (at 130 Merchant Street, Honolulu, Hawaii 96813) on or before November 7, 1996.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                 [SIGNATURE]

                                          CORI C. WESTON
                                          VICE PRESIDENT AND SECRETARY

HONOLULU, HAWAII
MARCH 7, 1996

    A COPY  OF BANCORP'S  ANNUAL  REPORT ON  FORM  10-K, INCLUDING  THE  RELATED
FINANCIAL STATEMENTS AND SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER WHO REQUESTS A COPY IN WRITING. THE FORM 10-K CONSISTS PRIMARILY OF INCORPORATION BY REFERENCE OF INFORMATION CONTAINED IN THE ANNUAL REPORT TO SHAREHOLDERS OR IN THIS PROXY STATEMENT. REQUESTS FOR COPIES SHOULD BE MAILED TO CORI C. WESTON, VICE PRESIDENT AND SECRETARY, BANCORP HAWAII, INC., 130 MERCHANT STREET, HONOLULU, HAWAII 96813.

                                                                      APPENDIX A

                              BANCORP HAWAII, INC.
                      DIRECTOR STOCK COMPENSATION PROGRAM
                       (EFFECTIVE AS OF JANUARY 1, 1996)

    1. PURPOSE. This Bancorp Hawaii, Inc. Director Stock Compensation Program (the "Program") is established by Bancorp Hawaii, Inc. (the "Company"). The purpose of the Program is to advance the interests of the Company by encouraging and enabling members of the Board of Directors of the Company or of Bank of Hawaii ("Directors") to acquire and retain throughout each member's tenure as a Director a proprietary interest in the Company by ownership of shares of the Company's common stock ("Common Stock").

    2. ELEMENTS OF THE PROGRAM. The Program is composed of two parts. The first part is the Bancorp Hawaii, Inc. Director Stock Option Plan ("Stock Option Plan"), and the second part is the Bancorp Hawaii, Inc. Director Restricted Share Plan ("Restricted Share Plan") (collectively, the "Plans"). The Stock Option Plan and Restricted Share Plan respectively comprise Plan I and Plan II of the Program.

    3. APPLICABILITY OF GENERAL PROVISIONS. The Plans shall be administered, construed, governed, and amended in accordance with their respective terms. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Stock Compensation Program set forth below.

                GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM

    Article 1. ADMINISTRATION. The Program shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee").

    The Committee shall hold meetings at such times and places as they may determine, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the Committee shall be taken by majority vote or the unanimous written consent of the Committee members.

    Article 2. AUTHORITY OF COMMITTEE. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion: (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to determine, to the extent not provided by the Program or the relevant Plan, the terms and conditions of options and restricted shares granted pursuant to the terms of the Program; and
(d) to make all other determinations and do all other things necessary or advisable for the administration of the Program. All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all participants in the Program and on their legal representatives, heirs, and beneficiaries.

    Article 3. MAXIMUM NUMBER OF SHARES SUBJECT TO THE PROGRAM. The aggregate number of shares of Company common stock ("Common Stock") which may be granted under the Plans shall be 250,000 shares. The shares of Common Stock to be issued upon exercise of an option or issued as restricted shares may be authorized but unissued shares or reacquired shares.

    If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. However, notwithstanding that the conditions associated with a grant of restricted shares are not achieved within the period specified for satisfaction of the applicable conditions, or that the restricted share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such restricted shares shall reduce the number of shares available for purposes of the Program.

    Article 4. ELIGIBILITY AND PARTICIPATION. Any Director entitled to compensation by the Company or Bank of Hawaii for service as a Director, other than a Director who is also a salaried officer or employee of the Company or any of its subsidiaries, shall be entitled to receive options and restricted shares according to the terms of the Plans. In addition, those salaried officers or employees of the Company or any of its subsidiaries who as of January 1, 1996, are members of the Board of Directors of Bank of Hawaii shall be entitled to receive restricted shares pursuant to the Restricted Share Plan.

    All references herein to "Directors" shall be construed to mean those persons who are eligible to participate in the Stock Option Plan and/or the Restricted Share Plan, as the context may require.

    Article 5. EFFECTIVE DATE AND TERM OF PROGRAM. The Program shall become effective as of January 1, 1996, conditioned upon its adoption by the Board of Directors of the Company and subject to approval of the Program by the holders of a majority of the Company's outstanding stock entitled to vote thereon at a meeting of the Company's stockholders following adoption of the Program by the Board of Directors, which vote shall be taken within 12 months of adoption of the Program by the Company's Board of Directors; provided, however, that options and restricted shares may be granted under this Program prior to obtaining stockholder approval of the Program, but any such options or restricted shares shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The Program shall continue in effect for a term of ten years from January 1, 1996, unless sooner terminated under Article 7 of these General Provisions.

    Article 6. ADJUSTMENTS. If the then outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities as to which options and restricted shares may be granted under this Program. A corresponding adjustment changing the number and kind of shares or securities allocated to unexercised options, restricted shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

    Article 7. TERMINATION AND AMENDMENT OF PROGRAM. The Program shall terminate at the end of the term of the Program described in Article 5, or shall terminate at such earlier time as the Board of Directors may determine. No options or restricted shares shall be granted under the Program after that date. Subject to the limitation contained in Article 8 of these General Provisions, the Board of Directors may at any time without further reference to the Company's stockholders terminate or suspend the Program or amend or revise its terms, including the form and substance of the option and restricted share agreements to be used hereunder; provided, however, that without approval by the stockholders of the Company representing a majority of the voting power (as contained in Article 5 of these General Provisions) no amendment or revision shall (a) increase the maximum aggregate number of shares that may be sold or distributed pursuant to options or restricted shares granted under this Program, except as permitted under Article 6 of these General Provisions; (b) increase the maximum term established under the Plans for any option or restricted share;
(c) permit the granting of an option or restricted share to anyone other than as provided in Article 4 of the General Provisions; or (d) alter the exercise price for any option; and provided further that no amendment which requires stockholder approval in order for the Program to continue to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

    Article 8. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received an option or restricted share, alter or impair any of that person's rights or obligations under any option or restricted share granted under the Program prior to that amendment, suspension, or termination. However, the grant of an option or restricted share shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure; to merge or consolidate; or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

    Article 9. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any option granted pursuant to the terms of this Program or the achievement of any conditions specified in any restricted share granted pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option or the satisfaction of his or her restricted share conditions until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option or satisfaction of any conditions with respect to a restricted share unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

    Article 10. RESERVATION OF SHARES OF COMMON STOCK. The Company, during the term of this Program, shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program.

    Article 11. CONTINUED SERVICE. Nothing contained in this Program shall be construed as conferring upon a Director the right to continue in the service of the Company or of Bank of Hawaii as a Director or in any other capacity. Further, nothing contained in this Program or in any option or restricted share granted hereunder shall be deemed to create any obligation on the part of the Board of Directors of the Company or of Bank of Hawaii to nominate any Director for reelection.

    Article 12. TAX WITHHOLDING. The exercise of any option or restricted share granted under this Program is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option or restricted share shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

    Article 13. GENDER. Wherever any words are used under the Program in the masculine, feminine, or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply.

    Article 14. RULE 16B-3 REQUIREMENTS. With respect to Directors who are subject to the provisions of Section 16 of the Exchange Act, the provisions of the Program and all transactions thereunder are intended and shall be construed and applied so as to comply with all applicable requirements and conditions of Rule 16b-3 or any successor Rule under the Exchange Act. To the extent any provision of the Program or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                     PLAN I
                              BANCORP HAWAII, INC.
                           DIRECTOR STOCK OPTION PLAN

    Section 1. PURPOSE. The purpose of this Bancorp Hawaii, Inc. Director Stock Option Plan ("Plan") is to permit the Company to grant options to Directors for the purchase of shares of Common Stock. The Plan is designed to provide Directors a means to obtain Company Common Stock on a basis that requires retention of such Common Stock throughout periods of service as a Director, and thereby provide additional incentive to contribute to the success of the Company. Any option granted pursuant to this Plan shall be clearly and specifically designated as not being an incentive stock option, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended. This Plan is Plan I of the Company's Director Stock Compensation Program (the "Program"). Unless any provision herein indicates to the contrary, this Plan shall be subject to the General Provisions of the Program.

    Section 2. GRANT OF OPTION. Effective on the date of each of the next ten regular annual meetings of stockholders of the Company, commencing with the 1996 regular annual meeting, the Company shall automatically grant an option for the purchase of the following designated number of shares of Common Stock to each Director who will be a Director immediately following that annual meeting: (a) an option for the purchase of 1,000 shares to a Director who is a Director of both the Company and the Bank of Hawaii; (b) an option for the purchase of 500 shares to a Director who is a Director of Bank of Hawaii but not the Company; and (c) an option for the purchase of 500 shares to a Director who is a Director of the Company but not of Bank of Hawaii.

    Section 3. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of this Plan shall expire ten years from the date on which the option is granted. In addition, each option shall be subject to earlier termination as provided in the Plan.

    Section 4. EXERCISE PRICE. The exercise price for shares subject to any option granted hereunder shall be equal to the fair market value of the shares at the time of the grant of the option. Fair market value on any day shall be deemed to be the highest closing price of the Common Stock on such day on the New York Stock Exchange (or such other exchange or interdealer quotation system that then constitutes the primary trading market for the Common Stock), and if no reported sale takes place on such day, fair market value shall be deemed to be the highest closing price on the next preceding day on which such a sale occurred.

    Section 5. EXERCISE OF OPTIONS. Each option shall be exercisable in whole or part during its term. The person exercising an option may do so only by written notice of exercise delivered to the Company's Corporate Secretary, in such form as the Corporate Secretary prescribes or approves from time to time, specifying the number of shares to be purchased and accompanied by a tender of the exercise price for those shares. The exercise price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or (subject to compliance with any applicable requirements of Rule 16b-3 (or any successor Rule) of the Exchange Act) by delivery of shares of Common Stock (excluding restricted shares acquired pursuant to Plan I or Plan II of the Program as to which restrictions have not lapsed), or a combination thereof, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value as determined in accordance with Section 4 of this Plan. Fractional shares resulting from any adjustment in options pursuant to Article 6 of the general provisions of the Program shall be settled in cash based on the fair market value of the Common Stock as determined under Section 4.

    Section 6. COMPLIANCE WITH SECURITIES LAWS. Shares shall not be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may also require an optionee to furnish evidence satisfactory to the Company and its counsel (including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise) that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each optionee shall consent to the imposition of one or more legends on the certificates for shares of Common Stock issued upon exercise of his or her option restricting their transferability as required by law, by Section 10 below, by Section 8 of Plan II, and/or by Section 9 of Plan II.

    Section 7. OPTION RIGHTS UPON TERMINATION OF SERVICE. If an optionee under this Plan ceases to serve as a Director for any reason other than death, his option shall immediately terminate as of the date on which the Director ceases his service as a Director.

    Section 8. OPTION RIGHTS UPON DEATH OF OPTIONEE. If an optionee dies while serving as a Director, his option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the optionee's rights under the option shall pass by will or by the laws of descent and distribution.

    Section 9. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and shall not be subject to execution, attachment, or similar process; except that at the holder's election, such options may be transferred to and held by a trust of which the optionee is both a trustee and beneficiary, in which case such options shall continue to be subject to all restrictions set forth in the Program and this Plan, provided, however, that in the case of any option held by a person who is subject to Section 16 of the Exchange Act, this exception shall not apply if such exception would make unavailable to such option the exemption provided by Rule 16b-3 of the Exchange Act or any successor Rule. Such options may be exercised during the lifetime of an optionee only by (a) the optionee, (b) at the optionee's election, by a trust of which the optionee is both a trustee and beneficiary, (c) on behalf of the optionee, by a person holding the optionee's power of attorney for that purpose, or (d) the duly appointed guardian of the person and property of an optionee who is disabled within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended.

    Section 10. OPTION STOCK RESTRICTED. The shares of Common Stock purchased upon exercise of an option granted hereunder shall be deemed to be "restricted shares" granted under the Restricted Share Plan for purposes of applying all provisions and terms and conditions of the Restricted Share Plan other than
Section 2 thereunder. As such, during the "Restriction Period" (as described in Section 3 of the Restricted Share Plan), such shares of Common Stock shall be subject to redemption and nontransferability, and all restrictions shall lapse upon occurrence of events described in Section 7 of the Restricted Share Plan. Further, the procedures of the Restricted Share Plan relating to issuance, surrender, and assignment of shares and the provisions thereof relating to stockholder rights shall apply to the shares of Common Stock issued upon exercise of any option granted hereunder.

                                    PLAN II
                              BANCORP HAWAII, INC.
                         DIRECTOR RESTRICTED SHARE PLAN

    Section 1. PURPOSE. The purpose of this Bancorp Hawaii, Inc. Director Restricted Share Plan (the "Plan") is to permit the Company to grant restricted shares to Directors of Bank of Hawaii. The Plan is designed to grant to such Directors shares of Company Common Stock, to require retention of such stock throughout each Director's tenure as a Director, and thereby to provide additional incentive to contribute to the success of the Company. This Plan is Plan II of the Company's Director Stock Compensation Program.

    Section 2. GRANT OF RESTRICTED SHARES. Effective as of the date of each regular annual meeting of stockholders of Bank of Hawaii during the term of the Program, commencing with the 1996 annual meeting of stockholders, the Company shall automatically grant 100 restricted shares of Common Stock to each person who will be a Director of Bank of Hawaii immediately following such annual meeting; provided that the maximum aggregate number of shares that may be issued to any person pursuant to this Plan II shall be 500 restricted shares.

    Section 3. FORFEITURE OF SHARES. The restricted shares granted to a Director shall be forfeitable during the Restriction Period. "Restriction Period" means the period commencing on the date restricted shares are issued, and ending at the later of the expiration of: (a) the Director's then current term as a Director of either the Company or Bank of Hawaii (whichever term last expires); or (b) any immediately succeeding future consecutive term as a Director of either the Company or of Bank of Hawaii that results from election, appointment, reelection or reappointment to either such Board of Directors; provided that the Restriction Period shall not expire (and no forfeiture of restricted shares shall occur) at the time a person ceases to be a member of the Board of Directors of the Company or of Bank of Hawaii, respectively, if at that time such person continues to be a Director by reason of membership on the Board of Directors of Bank of Hawaii or of the Company. If during this Restriction Period (I.E., prior to the expiration date of a person's last consecutive term as a Director), the holder of the restricted shares ceases to serve as a Director for any reason other than an event described in clause (b), (c), or (d) of Section 7 below, the holder shall forfeit the restricted shares and such shares shall revert to the Company.

    Shares of Common Stock that were purchased by exercise of an option granted under the Stock Option Plan shall be treated in all respects as restricted shares during the Restriction Period pursuant to Section 10 of the Stock Option Plan. If during the Restriction Period, the holder of the restricted option shares ceases to serve as a Director for any reason other than an event described in clause (b), (c) or (d) of Section 7 below, the holder shall sell to the Company, and the Company shall redeem, the restricted option shares at the price equal to the fair market value of the shares (determined as provided in Section 4 of the Stock Option Plan) at the time of grant (i.e., the option exercise price). The redemption price shall be paid to the holder in a single payment for the complete redemption of the restricted option shares.

    Section 4. RESTRICTED SHARES NOT TRANSFERABLE. During the Restriction Period, restricted shares may not be sold, pledged, assigned, or transferred in any manner, and shall not be subject to execution, attachment, or similar process; except that, at the holder's election, the restricted shares may be transferred to and held by a trust of which the holder is both a trustee and beneficiary, in which case the restricted shares shall continue to be subject to the nontransferability, forfeiture, and redemption limitations.

    Section 5. STOCKHOLDER RIGHTS. The holder of restricted shares shall have during the Restriction Period all of the rights of a stockholder of the Company with respect to the restricted shares, including the right to vote the shares, and the right to receive any dividends and other distributions thereon; provided that any shares of Common Stock issued as the result of any stock dividend or stock split shall, to the extent attributable to restricted shares, themselves constitute restricted shares.

    Section 6. SURRENDER OF STOCK CERTIFICATE AND ASSIGNMENT OF SHARES. Upon the occurrence of an event triggering the forfeiture or redemption of restricted shares, the holder shall immediately return the certificate representing the restricted shares to the Company's Corporate Secretary, duly endorsed in blank by holder or with duly endorsed stock powers attached, all in forms suitable for the transfer of the restricted shares to the Company. From and after occurrence of such an event, the Company shall not pay any dividends to the holder on or with respect to the restricted shares, or permit the holder to exercise any of the privileges or rights of a stockholder with respect to such shares, but shall treat the Company or its nominee as the owner of the shares. Any assignment of the restricted shares pursuant to this Section 6 shall be effective as of the date of the holder's termination of service as a Director.

    Section 7. LAPSE OF RESTRICTIONS. The restrictions set forth in Section 3 above relating to the forfeiture or redemption of restricted shares and Section 4 above relating to the nontransferability of restricted shares shall lapse and no longer apply upon the earlier of (a) the expiration of the Restriction Period, (b) the death of the Director, (c) the occurrence of a "Change in Control" of the Company or (d) the removal of the Director from office by stockholders without cause. A "Change in Control" of the Company shall be deemed to occur if (1) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of stock of the Company having 25% or more of the total number of votes that may be cast for the election of directors of the Company or (2) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets, contested election or any combination of the foregoing transactions, the persons who were directors of the Company before the transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor of the Company. Modified certificates for shares of stock, without the restrictive legend referred to in Section 8 below, shall be delivered to the holder as soon as reasonably practicable after, and only after, the lapse of the restrictions.

    Section 8. RESTRICTIVE LEGEND. The holder of restricted shares shall not have any rights with respect to such award, unless and until such holder has executed an agreement evidencing the terms and conditions of the award. Each individual who is awarded restricted shares shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the holder and shall bear an appropriate legend (in addition to any legend required pursuant to Section 9 below) referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

    The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and redemption) of the Bancorp Hawaii, Inc. Director Stock Compensation Program, the Bancorp Hawaii, Inc. Director Stock Option Plan and related Stock Option Grant Agreement, and/or the Bancorp Hawaii, Inc. Director Restricted Share Plan and related Restricted Share Award Agreement, which Agreements were entered into between the registered owner and Bancorp Hawaii, Inc. Copies of such Program, Plans and Agreements are on file in the offices of Bancorp Hawaii, Inc.

    Section 9. COMPLIANCE WITH SECURITIES LAWS. Shares shall not be issued under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may also require a holder to furnish evidence satisfactory to the Company and its counsel (including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise), that the shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each holder shall consent to the imposition of one or more legends on the certificates for shares issued under Plan I or Plan II restricting their transferability as required by law, by this
Section 9, by Section 8 above, and/or by Section 10 of Plan I.

                              BANCORP HAWAII, INC.
                  130 MERCHANT STREET, HONOLULU, HAWAII 96813

                                     PROXY
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 26, 1996

    THIS PROXY IS SOLICITED BY MANAGEMENT BY ORDER OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints David A. Heenan, Mary G.F. Bitterman, Stuart T.K. Ho, Herbert M. Richards, Jr., H. Howard Stephenson, and Fred E. Trotter, and each of them, the proxy of the undersigned, with full powers of substitution, to vote all common stock of Bancorp Hawaii, Inc., which the undersigned may be entitled to vote at the annual meeting of stockholders of the corporation to be held on April 26, 1996, or at any adjournment thereof. Said proxies are instructed to vote as follows:

    THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS, ELECTION OF ERNST & YOUNG LLP AS AUDITOR, AND APPROVAL OF THE BANCORP HAWAII, INC. DIRECTOR STOCK COMPENSATION PROGRAM. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. SAID PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

1.      Elect the following Directors:
        Class I Directors for terms       Nominees:  Peter D. Baldwin, Richard J. Dahl, Thomas C. Leppert,
        expiring in 1999                  K. Tim Yee
        Class III Director for term       Nominee:   Stanley S. Takahashi
        expiring in 1998
        (CHECK ONE BOX ONLY)

  For all nominees listed above / /   Withhold Authority for all nominees listed
  above / /                          For all nominees except as listed below / /

  (TO WITHHOLD AUTHORITY FOR ANY PARTICULAR NOMINEE WRITE HIS NAME ON THE LINE
                                     BELOW)

--------------------------------------------------------------------------------

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

2.         Elect Ernst & Young LLP as Auditor.          FOR  / /   AGAINST  / /    ABSTAIN  / /

3.         Approve the Bancorp Hawaii, Inc. Director    FOR  / /   AGAINST  / /    ABSTAIN  / /
           Stock Compensation Program.

                                            ADDRESS CHANGE AND/OR COMMENTS MARK
                                                           HERE

                                          PLEASE SIGN  YOUR NAME  EXACTLY AS  IT
                                          APPEARS  HEREON.  JOINT  OWNERS SHOULD
                                          SIGN PERSONALLY.  ATTORNEY,  EXECUTOR,
                                          ADMINISTRATOR,   TRUSTEE  OR  GUARDIAN
                                          SHOULD INDICATE FULL TITLE. IF ADDRESS
                                          IS INCORRECT, PLEASE GIVE THE  CORRECT
                                          ONE.

                                          Dated
                                          --------------------------------------

                                          --------------------------------------
                                          Signature (no witness required)

                                          --------------------------------------
                                          Signature if stock held jointly

                                          VOTES MUST BE INDICATED
                                          (X) IN BLACK OR BLUE INK.

SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.